UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2010 (March 30, 2009)

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code:  (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets.

On March 30, 2009, Lightstone Value Plus Real Estate Investment Trust, Inc (the “ Registrant”, the “Company”) filed a Current Report on Form 8-K with regard to the agreements with certain affiliates of Arbor Realty Trust, Inc. to acquire an aggregate 25% membership interest in Prime Outlets Acquisition Company LLC (“POAC”).  POAC owns 18 factory outlet shopping centers located in 15 different states across the United States. The acquisition price for the 25% membership interest (the “POAC Interest”) was approximately $356 million, $56 million of which was in the form of equity and $300 million in the form of indebtedness secured by the POAC Properties. As the Company has recorded this investment in accordance with the equity method of accounting, the indebtedness is not included in the Company’s investment.  In connection with this transaction, Lightstone Value Plus REIT LLC, our advisor, received an acquisition fee equal to 2.75% of the acquisition price, or approximately $9.8 million. Closing costs totaled approximately $15.4 million including the $9.8 million acquisition fee.

This amendment to the Current Report includes financial information relating to POAC.

Material factors considered by the Registrant in assessing POAC for acquisition, and determining the appropriate amount of consideration to be paid for the assets acquired, included a variety of factors, including each property’s location, demographics, quality of tenants, duration of in-place leases, strong occupancy and the fact that the overall rental rates of the outlet shopping centers were comparable to market rates. We believe that each property is well located, has acceptable roadway access and is well maintained. The properties are subject to competition from similar properties within their respective market areas, and the economic performance of one or more of the properties could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the POAC interest.

Item 9.01	Financial Statements and Exhibits.

(a)
Financial Statements of Real Estate Property Acquired.  The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Financial Statements for the Nine Months Ended September 30, 2008

Consolidated Balance Sheet as of September 30, 2008 (unaudited) and December 31, 2007

Consolidated Statements of Operations (unaudited) for the nine months ended September 30, 2008 and 2007

Consolidated Statements of Cashflows (unaudited) for the nine months ended September 30, 2008 and 2007

Notes to Consolidated Financial Statements

Financial Statements for the Three Years Ended December 31, 2007

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2007 and December 31, 2006

Consolidated Statements of Operations for the years ended December 31, 2007, 2006 and 2005

Consolidated Statements of Cashflows for the years ended December 31, 2007, 2006 and 2005

Notes to Consolidated Financial Statements

(b)
Unaudited Pro Forma Financial Information.  The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Unaudited Pro Forma Consolidated Financial Information

Unaudited Pro Forma Balance Sheet as of September 30, 2008

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months ended September 30, 2008

Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2007

Unaudited Notes to Pro Forma Consolidated Financial Statements

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None.

Prime Outlets Acquisition Company, LLC
Consolidated Balance Sheets
As of September 30, 2008 and December 31, 2007
  (Dollars in thousands)

	As of September 30, 2008 (unaudited)	As of December 31, 2007

ASSETS
Investment in rental properties:
Land	$90,248	$90,192
Buildings, improvements and fixtures	775,743	766,962
Construction in progress	31,513	15,351
	897,504	872,505
Less: Accumulated depreciation	(115,842)	(91,823)
	781,662	780,682

Cash and cash equivalents	25,584	37,274
Restricted cash	17,346	14,816
Account receivables, net	14,247	15,340
Deferred charges, net	41,001	49,193
Due from affiliates	15,506	15,935
Other assets	11,450	11,270
Total assets	$906,796	$924,510

LIABILITIES AND MEMBERS' DEFICIENCY
Liabilities:
Mortgages and other indebtedness	$1,201,623	$1,200,700
Due to affiliates	1,766	1,142
Accrued interest payable	4,129	4,319
Real estate taxes payable	6,385	3,876
Construction costs payable	587	1,784
Accounts payable and other liabilities	41,497	50,943
Total liabilities	1,255,987	1,262,764

Commitments and contingencies

Cumulative Redeemable Preferred Units, 10.8 million units issued and outstanding, respectively, at liquidation value	1,831	1,831

Members' deficiency	(351,022)	(340,085)
Total Liabilities and Members' Deficiency	$906,796	$924,510

The accompanying notes are an integral part of these consolidated financial statements.

Prime Outlets Acquisition Company, LLC
Consolidated Statements of Operations
For the Nine Months ended September 30, 2008 and 2007
 (unaudited)
(Dollars in thousands)

For the Nine Months Ended September 30,	2008	2007

Revenues
Base rentals	$86,811	$57,053
Percentage rentals	3,614	2,673
Tenant reimbursements	38,910	28,633
Management fees and other revenues	3,566	2,457
Other income	8,049	7,007
Total revenues	140,950	97,823

Expenses
Property operating	26,665	20,741
Real estate taxes	10,413	7,570
Depreciation and amortization	34,770	22,813
Corporate general and administrative	22,914	15,703
Other charges	4,015	2,614
Total expenses	98,777	69,441

Operating income	42,173	28,382
Interest expense	(52,676)	(38,423)
Income from unconsolidated joint venture	-	750
Loss from continuing operations	(10,503)	(9,291)
Income from discontinued operations, including (loss) gain on disposition of ($434) and $21,249, respectively	(434)	22,890
Net (loss) income	(10,937)	13,599
Preferred distributions	-	-
Net (loss) income attributable to members	$(10,937)	$13,599

The accompanying notes are an integral part of these consolidated financial statements.

Prime Outlets Acquisition Company, LLC
Consolidated Statement of Cash Flows
For the Nine Months ended September 30, 2008 and 2007
(unaudited)
 (Dollars in thousands)

	2008	2007
Cash Flows from Operating Activities:
Net income (loss)	$(10,937)	$13,599
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Loss (gain) on sale of discontinued operations	434	(21,249)
Proceeds from business interruption insurance	-	1,255
Income from unconsolidated joint venture	-	(750)
Straight line rents	(1,905)	(1,375)
Bad debt expenses	1,198	3,006
Writeoff of infeasible project costs	369	-
Amortization of deferred financing fees	1,221	1,872
Depreciation of long-lived assets and amortization of intangible assets, net of capitalization	26,597	17,462
Amortization of leasing costs	8,173	5,409
Amortization of acquired above- and below- market leases	(275)	(8)
Changes in other assets and liabilities
Accounts receivables, net	2,320	3,169
Other assets	(646)	6,759
(Increase ) decrease in restricted cash	(2,532)	7,681
Deferred charges/obligations	-	-
Accounts payable and other liabilities	(4,936)	(9,561)

Net cash provided by operating activities	19,081	27,269

Cash Flows from Investing Activities:
Capital expenditures, net	(29,060)	(25,295)
Proceeds from marketable securities	466	419
Proceeds from property dispositions	-	58,256
Distributions from unconsolidated joint venture	-	750
Acquisition of remaining interest in unconsolidated joint venture, net of cash acquired	-	(49,440)
Payments for leasing commissions	(2,919)	(2,571)

Net cash used in investing activities	(31,513)	(17,881)

Cash Flows from Financing Activities:
Proceeds from mortgages and other indebtedness	7,597	-
Payments of mortgages and other indebtedness	(6,674)	(21,600)
Payment of financing fees	(181)	-
Loan repayments by members	-	40,214
Distributions to members paid in cash	-	(55,133)
Net cash (Used in) provided by financing activities	742	(36,519)

Net change in cash and cash equivalents	(11,690)	(27,131)

Cash and cash equivalents, beginning of period	37,274	58,124

Cash and cash equivalents, end of period	$25,584	$30,993

Non cash activities:
Debt assumed by buyers in dispositions	$-	$53,378
Debt assumed in acquisition of 70% interest in joint venture (See Note 4)	$-	$221,900
Combination of the Company's basis in 30% of TOW JV's fixed assets (see Note 4)	$-	$42,102
Combination of 30% of TOW JV's existing debt (see Note 4)	$-	$95,100
Development assets placed in service	$1,001	$2,114

Cash Paid for:
Interest	$51,844	$37,377
Income Taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Note 1 –         Organization and Business

Prime Outlets Acquisition Company, LLC, a Delaware limited liability company, was formed on July 1, 2003.  Unless the context otherwise requires,  all references to “we”, “us”, “our” or the “Company” herein mean Prime Outlets Acquisition Company, LLC and the subsidiaries owned or controlled  by  Prime Outlets Acquisition Company, LLC, including  its  operating  partnership. The Company’s initial members and their respective interests were as follows:

Member	Interest

Lightstone Prime LLC	60%
AR Prime Holdings LLC	25%
JT Prime LLC	15%

On July 8, 2003, the Company entered into a merger agreement with Prime Retail, Inc. (“Prime Retail”).  On December 11, 2003, the Company completed the merger transaction and the Company became a fully-integrated real estate firm that focuses primarily on developing, acquiring, owning, operating and managing outlet centers throughout the United States and Puerto Rico.

In June 2008, Lightstone Value Plus REIT LP (“LVP REIT LP”), the operating partnership of Lightstone Value Plus Real Estate Investment Trust, Inc. (“LVP REIT”) and an affiliate of the Company, entered into a contribution and conveyance agreement (the “POAC Agreement”) with AR Prime Holdings LLC (“ARP”).  Pursuant to the POAC Agreement, ARP shall contribute its 25% non-managing member interest in POAC (the “POAC Interest”) to LVP REIT LP in exchange for Common and Series A Preferred Units of LVP REIT LP.   In March 2009, the POAC Agreement was consummated and in exchange for the POAC Interest, LVP REIT LP issued to ARP (i) 284,209 Common Units, valued at the closing at $2,842, and (ii) 53,146 Series A Preferred Units, with an aggregate liquidation preference of $53,146.

In accordance with the LLC Agreements, the Company has perpetual existence unless sooner dissolved upon the occurrence of a defined termination event. Lightstone Prime LLC, whose principal owner is David Lichtenstein, is the managing member of the Company.  No Member can transfer its ownership interest in any part of the Company without obtaining the prior written consent of all the other Members.

On August 30, 2010, the Company completed a transaction with Simon Property Group, LLC (“Simon”) whereby all of the Company’s outlet shopping center business, except for its development projects were contributed to Simon (see note 11 – “Subsequent Events”).

Note 2 –         Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include our accounts, our wholly-owned subsidiaries, as well as the operating partnership and its subsidiaries.  Intercompany balances and transactions have been eliminated in consolidation.  Investments in real estate joint ventures that represent non-controlling ownership interests are accounted for using the equity method of accounting.

Discontinued Operations

FASB Statement No. 144, “Accounting for the Impairment or Disposal for Long-Lived Assets” (“FAS No. 144”) provides a framework for the evaluation of impairment of long-lived assets, the treatment of assets held for sale or to be otherwise disposed of, and the reporting of discontinued operations.  FAS No. 144 requires us to reclassify any material operations related to properties sold or properties classified as assets held for sale during the period to discontinued operations.

Accordingly, rental properties designated as held for sale are recorded at the lower of their carrying value or their estimated fair value, less costs to sell.  We classify rental properties to assets held for sale in the Consolidated Balance Sheets when they meet the requirements of FAS No. 144 and the Company has approved a plan to sell the rental properties.  Subsequent to this classification, no further depreciation is recorded on assets held for sale.  Additionally, the operating results for assets held for sale and for properties which have been disposed of are included in income from discontinued operations in the Consolidated Statements of Operations for all periods presented.

Cash and Cash Equivalents and Restricted Cash

We consider all highly liquid investments with an original maturity of 90 days or less at the date of purchase to be cash and cash equivalents.  As of September 30, 2008 and December 31, 2007, $17.3 million and $14.8 million of cash and cash equivalents were placed in various escrows, respectively, and, therefore, classified as restricted cash in the Consolidated Balance Sheets.  Restricted cash generally consists of lender escrows for the payment of debt service, real estate taxes, insurance, capital expenditures and certain operating expenses.  The carrying value of cash and cash equivalents and restricted cash as reported in the Consolidated Balance Sheets approximates their fair value.

We maintain our cash and cash equivalents and restricted cash in accounts at various financial institutions.  The majority of these accounts are interest bearing.  Cash balances at a limited number of banks may periodically exceed federally insured amounts.  We believe we mitigate our risk by investing through major financial institutions.  However, full recoverability of investments is dependent upon the performance of the issuer.  During the nine months ended September 30, 2008 and 2007, we earned interest income for continuing operations of $0.7 million and $2.6 million, respectively (included in other income in the Consolidated Statements of Operations).

Deferred Costs

Our deferred costs, which are included in deferred charges, net in the Consolidated Balance Sheets, consist primarily of (i) deferred financing costs, which include financing fees, certain loan exit fees and costs incurred in order to obtain long-term financings and (ii) deferred leasing costs, which includes both internal and external leasing commissions and related costs incurred in connection with originating or renewing operating leases.    Certain of our loans require us to pay the lender an exit fee, under certain circumstances, at loan maturity.  If such criteria is likely to be met at loan maturity, we record these exit fee amount as deferred financing costs and amortize them as a component of interest expense in the Consolidated Statements of Operations over the terms of the related loans on a straight-line basis and accrue a corresponding liability in accounts payable and other liabilities in the Consolidated Balance Sheets.

In accordance with FAS No. 91 “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases—an amendment of FASB Statements No. 13, 60, and 65 and a rescission of FASB Statement No. 17” (“FAS No. 91”), we capitalize all incremental, direct fees and costs incurred to originate or renew operating leases, including salaries and related benefits, and certain overhead costs, as deferred leasing costs.  The amount of overhead costs we capitalize is based on our estimate of the amount of costs directly related to originating and executing these leases.  We record amortization of deferred leasing costs as a component of depreciation and amortization expense on a straight-line basis over the terms of the related leases.  Any remaining unamortized deferred leasing costs are immediately expensed when the associated lease is terminated prior to its contractual expiration.  Costs related to unsuccessful leasing efforts are expensed in the period in which they are incurred.  We record amortization of deferred financing costs as a component of interest expense on a straight-line basis over the terms of the respective loans or agreements, which approximates the effective interest method.  Any remaining unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity.  Costs incurred in seeking financing transactions, which do not close, are expensed in the period in which it is determined that the financing will not occur.  We amortize our debt premiums and discounts, which are included in mortgages and other indebtedness on the Consolidated Balance Sheets, over the remaining terms of the related debt instruments using the effective interest method.  Amortization expense is included in interest expense on Consolidated Statements of Operations.  These debt premiums or discounts arose as part of the purchase price allocation of the fair value of debt assumed in acquisitions.

Deferred costs as of September 30, 2008 and December 31, 2007 consist of the following:

	September 30, 2008	December 31, 2007
Leasing costs	$18,553	$15,947
Financing fees	16,159	15,978
Less accumulated amortization	(10,283)	(7,451)
	$24,429	$24,474

Amortization expense for the nine months ended September 30, 2008 and 2007 was:

	2008	2007

Leasing costs	$2,197	$1,462
Financing fees	1,054	1,187
	$3,251	$2,649

Management Fees and Other Revenues

Management fees and other revenues are generally received from certain affiliates and other related parties for which we provide certain property related services, including management and leasing.  Management fee revenue is generally earned based on a contractual basis as a percentage of the revenues of the managed properties.  Leasing fee revenue is earned based on a contractual basis as a percentage of the rental income ascribed to a lease subject to certain square foot maximum charges for new leases and renewals of existing leases. See Note 7 – “Related Party Transactions” for additional information.

Concentrations of Credit Risk

We are subject to risks incidental to the ownership and operation of commercial real estate. These risks include, among others, the risks normally associated with changes in the general economic climate, trends in the retail industry, creditworthiness of tenants, competition for tenants and customers, changes in tax laws, interest rate levels, the availability of financing, and potential liability under environmental and other laws.   Our properties are generally geographically diverse, and no outlet center’s GLA represented 10% or more of our total gross leaseable area (“GLA”) as of September 30, 2008 or 2007.  Approximately 10.2% and 10.1% of our consolidated base rental and percentage rental income was attributable to Prime Outlets - Ellenton and Prime Outlets – Grove City, respectively, for the nine months ended September 30, 2008.  Approximately 12.0% and 13.0% of our consolidated base rental and percentage rental income was attributable to Prime Outlets - Ellenton and Prime Outlets – Grove City, respectively, for the nine months ended September 30, 2007.  Although our tenants operate principally in the retail industry, no single tenant accounted for 10% or more of our consolidated base and percentage rental income or GLA for the nine months ended September 30, 2008 and 2007.

New Accounting Pronouncements

In September 2006, the FASB issued FAS No. 157. This Statement applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. This Statement clarifies that market participant assumptions include assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value (such as a pricing model) and/or risk inherent in the inputs to the valuation technique. This Statement clarifies that market participant assumptions also include assumptions about the effect of a restriction on the sale or use of an asset. This Statement also clarifies that a fair value measurement for a liability reflects its nonperformance risk.  The statement is effective in the first fiscal quarter of 2008 except for non-financial assets and liabilities recognized or disclosed at fair value on a recurring basis, for which the effective date is fiscal years beginning after November 15, 2008.    The adoption of FAS No. 157 for financial assets and liabilities did not have a material impact on the Company’s Consolidated Financial Statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FAS No. 115” (“FAS No. 159”). This standard permits entities to choose to measure many financial instruments and certain other items at fair value and is effective for the first fiscal year beginning after November 15, 2007.  The Company has not elected to measure any of its financial assets or liabilities in accordance with FAS No. 159 for the year ended December 31, 2007 and 2006, and therefore the adoption of this standard did not have an impact on the Company’s Consolidated Financial Statements.

In December 2007, the FASB issued FAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“FAS No. 160”).  FAS No. 160 is effective for fiscal years beginning on or after December 15, 2008, which means that we will adopt FAS No. 160 on January 1, 2009.  FAS No. 160 amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  FAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated balance sheet and the non-controlling interest’s share of earnings is included in consolidated net income.  FAS No.160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests.  All other requirements of FAS No. 160 shall be applied prospectively. The adoption of FAS No. 160 in 2009 did not have a material effect on our Consolidated Financial Statements.

In March 2008, the FASB issued Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133”, (“FAS No. 161”).  FAS No. 161 requires entities that utilize derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives.  FAS No. 161 also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements, how the provisions of FAS No. 133 have been applied, and the impact that hedging activities have on an entity’s financial position, financial performance, and cash flows.  FAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The adoption of FAS No. 161 did not have a material impact on our Consolidated Financial Statements.

In April 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP No. 142-3”).  FSP No. 142-3 amends the factors to be considered in developing renewal or extension assumptions used to determine the useful life of an identified intangible asset under FAS No. 142, and requires expanded disclosure related to the determination of intangible asset useful lives.  FSP No. 142-3 is effective for fiscal years beginning after December 15, 2008.  The Adoption of FSP No. 142-3 did not have a material impact on our Consolidated Financial Statements.

In November 2008, the FASB ratified EITF Issue No.  08-6, “Equity Method Investment Accounting Considerations”.  This guidance clarifies the accounting for certain transactions and impairment considerations involving equity method investments and is effective for fiscal years beginning on or after December 15, 2008 to be applied on a prospective basis. The Company adopted the provisions of this standard on January 1, 2009.  The adoption of this guidance will change the Company’s accounting for transaction costs related to equity investments, when applicable.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP FAS No. 107-1”). FSP FAS No. 107-1 amends FAS No. 107 to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies in addition to the annual financial statements. FSP FAS No. 107-1 also amends APB No. 28 to require those disclosures in summarized financial information at interim reporting periods. FSP FAS No. 107-1 is effective for interim periods ending after June 15, 2009.  Prior period presentation is not required for comparative purposes at initial adoption.

In April 2009, FASB issued FSP, No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”.  This guidance amends the impairment guidance relating to certain debt securities and will require a company to assess the likelihood of selling the security prior to recovering its cost basis. Additionally, when a company meets the criteria for impairment, the impairment charges related to credit losses would be recognized in earnings, while non-credit losses would be reflected in other comprehensive income. The Company adopted this standard effective April 1, 2009. The adoption of the new guidance did not have a material impact on the Company's Consolidated Financial Statements.

In May 2009, the FASB issued FAS No. 165, “Subsequent Events” (“FAS No. 165”).  FAS No. 165 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  FAS No. 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. This disclosure should alert all users of financials statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. FAS No. 165 is effective for financial periods ending after June 15, 2009.

In June 2009, the FASB issued FAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“FAS No. 167”), which requires ongoing assessments to determine whether an entity is a variable entity and requires qualitative analysis to determine whether an enterprise’s variable interest(s) give it a controlling financial interest in a variable interest entity. In addition, FAS No. 167 requires enhanced disclosures about an enterprise’s involvement in a variable interest entity. FAS No. 167 is effective for the fiscal year that begins after November 15, 2009. The adoption of the new guidance is not expected to have a material impact on the Company's Consolidated Financial Statements.

In June 2009, the FASB issued FAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles" (“FAS No. 168”), which is effective for interim and annual periods ending after September 15, 2009. FAS No. 168 defines a new hierarchy for US GAAP and establishes the FASB Accounting Standards Codification as the sole source for authoritative guidance to be applied by nongovernmental entities. FAS No. 168 replaces FAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles," which was issued in May 2008. The adoption of FAS No. 168 will change the manner in which US GAAP guidance is referenced, but it will not have any impact on our Consolidated Financial Statements.

The Company has determined that all other recently issued accounting pronouncements will not have a material impact on its consolidated financial position, results of operations and cash flows, or do not apply to its operations.

Note 3 -           Property Dispositions

We have disposed of certain non-core properties (the “Disposed Properties”), which were not expected to contribute to the Company’s prospective growth and profitability, through various sales transactions and lender foreclosures during the nine months ended September 30, 2007.  There were no property dispositions subsequent to September 30, 2007.  We were not retained for any management or leasing responsibilities related to any of the Disposed Properties subsequent to their respective dates of disposition.  The following table summarizes these dispositions by year:

		Date of	Sales	Reduction	Net Cash	Gain /
Property Location	Property Type	Disposal	Price	of Debt	Proceeds	(Loss)
Tracy, CA	Outlet	4/3/2007	20,600	-	20,174	10,049
Hillsboro, TX	Outlet	5/1/2007	18,600	-	17,807	(1,645)
Lodi, OH	Outlet	8/7/2007	20,000	21,146	(2,374)	1,377
Oshkosh, WI, Burlington, WA and Fremont, IN	Outlets	8/9/2007	59,100	52,961	4,384	11,468
Total for nine months ended September 30, 2007			$118,300	$74,107	$39,991	$21,249

Tracy Outlet Center

On April 3, 2007, we completed the sale of an outlet center (the “Tracy Outlet Center”) located in Tracy, California.  The Tracy Outlet Center was sold to a third-party entity, KLP Properties, Inc., for cash consideration of $20,600. The net proceeds from the sale were $20,174, after (i) pro-rations of certain revenues and expenses, (ii) closing costs and fees and (iii) release of certain escrowed funds.

The operating results of the Tracy Outlet Center through the date of disposition are classified as discontinued operations in the Consolidated Statements of Operations for all periods.  In connection with the sale we recorded a gain on disposition of $10,049 which was also included in income from discontinued operations for the nine months ended September 30, 2007.

Hillsboro Outlet Center

On May 1, 2007, we completed the sale of an outlet center (the “Hillsboro Outlet Center”) located in Hillsboro, Texas.  The Hillsboro Outlet Center was sold to a third-party individual, Steven L. Craig, for cash consideration of $18,600. The net proceeds from the sale were $17,807, after (i) pro-rations of certain revenues and expenses, (ii) closing costs and fees and (iii) release of certain escrowed funds.

The operating results of the Hillsboro Outlet Center through the date of disposition are classified as discontinued operations in the Consolidated Statements of Operations for all periods.  In connection with the sale we recorded a loss on disposition of $1,645 which was also included in income from discontinued operations for the nine months ended September 30, 2007.

Lodi Outlet Center

On August 7, 2007, we completed the sale of an outlet center (the “Lodi Outlet Center”) located in Lodi, Ohio.  The Lodi Outlet Center was sold to a third-party entity, Gilad Development, Inc., for cash consideration of $20,000. The net payments made by the Company in connection with the sale were $2,374, after (i) repayment of $21,146 of existing mortgage indebtedness on the Lodi Outlet Center, (ii) pro-rations of certain revenues and expenses, (ii) closing costs and fees and (iii) release of certain escrowed funds.

The operating results of the Lodi Outlet Center through the date of disposition are classified as discontinued operations in the Consolidated Statements of Operations for all periods.   In connection with the sale we recorded a gain on the sale of $1,377, which was also included in discontinued operations for the nine months ended September 30, 2007.

First Horizon Properties

On August 9, 2007, we completed the sale of three outlet centers located in Burlington, WA, Fremont, IN and Oshkosh, WI, respectively (collectively, the “First Horizon Properties”).  The First Horizon Properties were sold to a third-party entity, BFO Factory Shoppes, LLC (the “First Horizon Purchaser”), for a total consideration of $59,100, including the assumption of $52,961 of existing mortgage indebtedness.  The net proceeds from the sale were $4,384, after (i) pro-rations of certain revenues and expenses, (ii) closing costs and fees and (iii) release of certain escrowed funds. In connection with the sale of the First Horizon Properties, we received a promissory note (the “First Horizon Note”) from Horizon Group Properties, LP (the “First Horizon Borrower”), the parent company of the Purchaser, in the amount of $928.  The First Horizon Note bears interest at 12% per annum based on a 360-day year.  Commencing on September 15, 2007 and on the fifteenth day of each calendar month thereafter for a total of twenty-four consecutive months the First Horizon Borrower shall pay installments of principal and interest in the amount of $44 per month.  The outstanding balance of the First Horizon Note was $452 and $788 as of September 30, 2008 and December 31, 2007, respectively, and was included in other assets in the Consolidated Balance Sheets.

The operating results of the First Horizon Properties through the date of disposition are classified as discontinued operations in the Consolidated Statements of Operations for all periods.  We recorded a gain on disposition of $11,468 which was included in income from discontinued operations for the nine months ended September 30, 2007.  An additional gain on disposition of $788 representing the outstanding balance of the First Horizon Note was deferred in accordance with FASB No. 66, “Recognition of Sales Profit by the Full Accrual Method” due to the First Horizon Purchaser’s lack of sufficient initial investment and the collectability of the receivable.    The deferred gain is included in other assets in the Consolidated Balance Sheets as of September 30, 2008 and December 31, 2007.

Discontinued Operations

The following summary presents the operating results of the Disposed Properties whose results are classified as discontinued operations in the Consolidated Statements of Operations for all periods:

Nine Months Ended September 30,	2008	2007
Revenues
Base rents	$-	$5,737
Percentage rents	-	319
Tenant reimbursements	-	4,085
Other income	-	571
Total revenues	-	10,712

Expenses
Property operating	-	3,332
Real estate taxes	-	1,224
Depreciation and amortization	-	57
Interest	-	3,438
Other charges	-	1,020
Total expenses	-	9,071
Income before gain on sale of real estate	-	1,641
(Loss) gain on sale of real estate, net (a)	(434)	21,249
Discontinued operations	$(434)	$22,890

(a) 2007 balance includes tax indemnification amount of $3.7 million pursuant to certain Tax Protection Agreements between Prime Retail, LP and the Series C Preferred Unit Holders.  See Note 10 - "Commitments and Contingencies" for details.

Note 4 -           Investment in Unconsolidated Joint Venture

We account for our investment in unconsolidated joint venture in accordance with the equity method of accounting as we exercise significant influence, but do not control these entities.    Our investment is recorded initially at our cost and subsequently adjusted for equity in earnings (losses) and cash contributions and distributions.

On December 11, 2003, in connection with POAC’s acquisition of Prime Retail, Inc. (“Prime”), the Company acquired a 30% interest in a joint venture (the "TOW Venture” or “JV") between a wholly-owned subsidiary of Prime and an affiliate of Estein & Associates USA, Ltd.  ("Estein"), a real estate investment company.   The TOW Venture owns three outlet centers located in Birch Run, MI, Williamsburg, VA and Hagerstown, MD, (collectively, the “TOW Properties”),  which contained an aggregate 1,485,000 square feet of GLA.  The Company accounted for its 30% ownership in the TOW Venture using the equity method of accounting. In accordance with FIN46(R) and ARB No. 51, prior to September 2007, Prime did not have the controlling interest in the Triple Outlet World Joint Venture, nor was it identified as the primary beneficiary of the entity.  Therefore, it is appropriate for Prime not to consolidate the JV.  With 30% interest and as the guarantor of certain liabilities of the JV, Prime was presumed to have significant influence over the JV and it is appropriate for POAC to account for its investment in the JV through Prime under equity method in accordance with AICPA Statement of Position 78-9 and EITF Topic D-46 prior to September 2007.

On March 31, 2006, Triple Outlets Acquisition Company, LLC (“TOAC”), a Delaware limited liability company under the control of David Lichtenstein, purchased Estein’s 70% interest in the TOW Venture for approximately $149.3 million in cash, including acquisition related costs, and assumed the existing mortgage indebtedness of approximately $98.2 million.  TOAC allocated the purchase price in accordance with FAS No. 141, which resulted in $239.4 million of long-lived assets, and the following intangible assets and liabilities:

•	$7.8 million of acquired above market leases with an average life of 4.54 years.
•	$4.0 million of acquired leasing costs with an average life of 3.70 years.
•	$19.4 million of acquired lease in place value with an average life of 3.70 years.
•	$9.7 million of acquired below market leases with an average life of 4.15 years.

As TOAC assumed all of Estein’s rights and obligations pursuant to the Amended and Restated Joint Venture Agreement of Triple Outlet World Venture dated March 31, 2006, POAC continued to account for its investment in the TOW Venture using equity method. On September 24, 2007, POAC acquired the 70% interest in the TOW Venture from TOAC.  The Company accounted for such business combination under common control using pool of interest method in accordance of APB No. 16, “Business Combinations” and FAS No. 141, and recorded the aforementioned purchase price allocation basis, net of depreciation and amortization, for the acquired 70% of long-lived assets, and intangible assets and liabilities recorded by TOAC. The aggregate acquisition price, in excess of the net book value of the 70% interest was $52.3 million and was accounted for as distributions to the members of TOAC pro rata to their respective membership interest.

Guarantee of Indebtedness

On March 31, 2006, the Company entered into a partial payment guarantee agreement to guarantee up to $45.0 million plus unpaid interest and certain other items of certain mortgage loans of TOW JV.  The loans have an aggregate commitment of $317.0 million, and bear interest at the rate of 5.95%.   The loans are scheduled to mature on April 11, 2016.  The liability recognized for this guaranty was $0.5 million on March 31, 2006 and was amortized over the term of the guarantee, which coincides with the term of the loans.

The following summary presents the operating results of the TOW Venture for the period January 1, 2007 through September 24, 2007:

Period From January 1, 2007 - September 24, 2007

Revenues
Base rentals	$21,357
Percentage rentals	885
Tenant reimbursements	8,432
Other income	1,208
Total revenues	31,882

Expenses
Property operating	5,888
Real estate taxes	2,208
Depreciation and amortization	7,825
Total expenses	15,921

Operating income	15,961
Other charges	(1,754)
Interest expense	(14,404)
Net loss	$(197)

POAC pro rata share of net loss	$(59)
Adjustments:
Adjustments to straight line of base rentals	(225)
Deprecation and amortization	539
Write off of guarantee liability	-
Interest expense	(1)
Distribution from debt refinancing in excess of POAC's investment in TOW Venture	496
Income from unconsolidated joint venture	$750

Note 5 –          Intangible Assets and Liabilities

The Company has intangible assets relating to acquired (i) above-market leases, (ii) in-place leases, and (iii) leasing costs.  The Company has intangible liabilities relating to acquired below-market leases.  The acquired in-place leases and acquired leasing costs have an average life of 5.7 years and are being amortized as a component of depreciation and amortization in the Consolidated Statement of Operations over the remaining life of the leases of the related property on a straight-line basis. The fair market values of above- and below-market lease intangibles are amortized into base rental revenue over the remaining lease life. The average remaining life of the above- and below-market lease intangibles are approximately 6.5 and 6.2 years, respectively.

The following table sets forth the Company’s intangible assets and liabilities (included in deferred charges, net and accounts payable and other liabilities, respectively, in the Consolidated Balance Sheets) as of September 30, 2008 and December 31, 2007:

	At September 30, 2008			At December 31, 2007
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net

Acquired in-place lease intangibles	$46,678	$(40,239)	$6,439	$51,854	$(40,281)	$11,573

Acquired above market lease intangibles	16,153	(11,365)	4,788	17,701	(10,930)	6,771

Deferred intangible leasing costs	8,502	(6,452)	2,050	9,438	(6,452)	2,986

Acquired below market lease intangibles	(18,135)	13,388	(4,747)	(20,650)	13,645	(7,005)

Actual amortization for the nine months ended September 30, 2008 and 2007 was:

Nine months ended September 30,	2008	2007

Acquired in-place leases	$5,134	$3,050
Acquired leasing costs	936	626

Total	$6,070	$3,676

Acquired above market leases	$1,983	$1,235
Acquired below market leases	(2,258)	(1,212)

Total	$(275)	$23

The estimated amortization for the three months remaining in 2008 and each of the next four years ended December 31 and thereafter is as follows:

Amortization of:	2008	2009	2010	2011	2012	Thereafter	Total

Acquired above market lease value	$502	$1,604	$967	$569	$368	$778	$4,788

Acquired below market lease value	(736)	(1,406)	(993)	(626)	(391)	(595)	(4,747)

Projected future net rental income decrease	$(234)	$198	$(26)	$(57)	$(23)	$183	$41

Acquired in-place lease value	$193	$2,111	$1,607	$1,022	$575	$931	$6,439

Acquired leasing costs	236	659	441	261	160	293	2,050

Projected amortization	$429	$2,770	$2,048	$1,283	$735	$1,224	$8,489

Note 6 –          Mortgage Notes Payable and Other Indebtedness

In March 2006, in connection with TOAC’s acquisition we completed a refinancing transaction of the TOW Properties and obtained ten-year 5.95% fixed rate first mortgage loan in the amount of $317,000 (the “TOW Mortgage Loan”).  The TOW Mortgage Loan is (i) cross-collateralized by the TOW Properties; (ii) required monthly interest-only payments through May 11, 2008 and requires monthly interest and principal amortization of $1,892 thereafter through maturity; and (iii) matures on April 11, 2016.  The net proceeds from the TOW Mortgage Loan were primarily used to (i) repay in full three existing first mortgage loans aggregating $140,236 on the TOW Properties (see “Defeasance Transactions” below for additional information); (ii) fund TOAC’s acquisition of Estein’s 70% ownership interest in the TOW Venture (see Note 4 – “Investments in Unconsolidated Joint Ventures” for additional information) and (iii) make distributions to the partners of POAC.

Subsequent to the closing of the TOW Mortgage Loan, without the acknowledgment or prior consent from its servicer (the “TOW Servicer”), the Company and its subsidiaries and affiliates, completed certain actions related to a portion of their ownership interests in the TOW Properties (the “TOW Actions”).  Such TOW Actions occurred during 2007 and 2008 and were in violation of several provisions of the loan documents which could have caused the entire TOW Mortgage Loan to become fully recourse (the “Entire Recourse Liability”) to the Company.

During 2009, the Company and its subsidiaries and affiliates (the “Prime Parties”) initiated discussions with the TOW Servicer concerning certain remedial actions involving their ownership interests in the TOW Properties (the “Unwind Actions”) to substantially restore the TOW ownership structure to that in place prior to the TOW Actions, and began negotiating a Reaffirmation, Consent and Acknowledgment Agreement (the “TOW Agreement”) with the TOW Servicer pursuant to which the TOW Servicer would consent to the Unwind Actions and would agree that, upon completion of the Unwind Actions in connection with the execution of the TOW Agreement, (i) there would be no Entire Recourse Liability under the TOW Mortgage Loan and (ii) any remedies available under the TOW Documents would be waived solely with respect to, or as a result of, the TOW Actions.  This loan was assumed by Simon in connection with the contribution transactions described in Note 11 – “Subsequent Events”, the Prime Parties and the TOW Servicer have mutually agreed to suspend the Unwind Actions pending alternative resolutions to be reached in conjunction with the closing of the contribution transactions.  During 2009, the Company incurred costs of approximately $2.0 million related to the resolution of such matters.

In August 2006, we completed a refinancing transaction and obtained a ten-year, 5.79% fixed rate first mortgage loan in the amount of $114,720 (the “5.79% Mortgage Loan”) and a two-year first mortgage loan bearing a variable interest rate of LIBOR plus 1.75% (the “Lodi Mortgage Loan”) in the amount of $21,600.  The 5.79% Mortgage Loan (i) required a monthly interest-only payment through October 1, 2008 and requires monthly interest and principal amortization of $672 thereafter through maturity; (ii) is cross-collateralized by three outlet centers located in Calhoun, GA; Gaffney, SC; and Lee, MA; and (iii) matures on September 1, 2016.  The Lodi Mortgage Loan (i) required monthly interest-only payments; (ii) matured on August 10, 2008; and (iii) was collateralized by the Lodi Outlet Center.  The net proceeds from the 5.79% Loan and the Lodi Mortgage Loan were primarily used to (i) repay in full an existing first mortgage loan on these four outlet centers in the amount of $108,176 and (ii) fund other general corporate needs.  The Lodi Mortgage Loan was subsequently repaid in full in connection with the August 2007 sale of the Lodi Outlet Center.  See Note 3 – “Property Dispositions” for additional information.

In August 2007, we sold the First Horizon Properties and in connection with the sale of these properties, their existing first mortgage loan in the amount of $52,961 was assumed by the third-party purchaser.  See Note 3 – “Property Dispositions” for additional information.

In August 2008, we obtained a one-year, LIBOR plus 3.00% floating rate loan with an interest rate floor of 6.00% with a one-year extension option subject to certain conditions (the “Grand Prairie Land Loan”).  The total commitment amount of the Grand Prairie Land Loan was $8,739.  The Grand Prairie Land Loan (i) was initially funded for $7,572; (ii) required monthly accrual of interest towards the principal balance through the initial maturity date; (iii) is collateralized by a parcel of land located in Grand Prairie, TX; and (iii) initially matured on August 13, 2009.  The initial net proceeds from the Grand Prairie Land Loan were used to acquire a parcel of land located in Grand Prairie, TX for future development of an outlet center.  As of December 31, 2008, the unfunded commitment was $1,028 and the outstanding balance of the Grand Prairie Land Loan was $7,711, which includes interest accrued to principal during the year ended December 31, 2008 in the amount of $139.  At its initial maturity date on August 13, 2009, the outstanding balance of the Grand Prairie Land Loan was $8,029 which included additional interest accrued to principal subsequent to December 31, 2008 in the amount of $318.  In connection with the extension of the maturity date of the Grand Prairie Land Loan to August 13, 2010, the Company made a principal pay-down of $1,449 in November 2009 reducing the outstanding principal balance to $6,650.  Additionally, the interest rate on the Grand Prairie Land Loan was adjusted to LIBOR plus 3.25% with an interest rate floor of 6.25%.  During the extension period, the Grand Prairie Land Loan requires monthly interest-only payments.  There were no other changes to Grand Prairie Land Loan’s terms and conditions and there are no additional extension options available.

Pledges of Collateral

As of September 30, 2008 and December 31, 2007, in additional to the aforementioned loan provisions, substantially all of our assets were pledged as collateral for our debt and most of our indebtedness is subject to various financial reporting requirements and financial covenants such as debt service coverage ratios, minimum net worth requirements, current ratios, minimum liquid asset requirements and other prescribed criteria. For the year ended December 31, 2007 and period ended September 30, 2008, the lenders have not raised any issues or concerns with respect to the financial information and financial covenant calculations submitted by the Company. Generally, all of our outstanding fixed-rate mortgages may not be prepaid but for collateral release through the payment of a yield-maintenance premium or defeasance.

Citi Loan Pledge

In connection with DL’s personal borrowing of certain loans from Citicorp USA, Inc. (“Citi”) in 2007, (i) DL executed a series of pledge agreements, pursuant to the terms of which DL purported to pledge to Citi 100% of his interest in Lightstone Prime, LLC, which in turn holds a 60% membership interest in POAC and (ii) Lightstone Holdings, LLC (“LH”), an entity wholly owned by DL, executed a series of pledge agreements, pursuant to the terms of which LH purported to pledge to Citi 58.3% of its 84.015% interest in Ewell Holdings, LLC, an affiliate of the Company.  Such pledges may constitute a default under the transfer restrictions of (i) the Pleasant Prairie Expansion Mortgage Loan, (ii) the 5.79% Mortgage Loan, and (iii) the 5.842% Mortgage Loan.  The lender/servicers under the TOW Mortgage Loan have asserted that these pledges violated the TOW Mortgage Loan.  Given the similarity of loan documentation, the 5.51% Mortgage Loan lender/servicers may make the same assertion.  If the pledges are deemed to have breached any of the loans’ transfer restrictions, the lenders of the breached loans have the right to accelerate such loans.  In addition, the transfers associated with the 5.842% Mortgage Loan may make the loan fully recourse to the Company.  DL’s personal borrowing from Citi was repaid in full and the pledge agreements were terminated in connection with the transaction with Simon (see Note 11 – “Subsequent Events” for additional information).

Debt Obligations

The scheduled principal maturities of our debt and related weighted-average contractual interest rates by year of maturity as of September 30, 2008 are as follows:

Years Ended December 31,	Weighted Average Interest Rates	Principal Maturities and Principal Amortization
2008 (Three months remaining)	5.66%	$3,328
2009	5.79%	21,662
2010	5.67%	14,892
2011	5.67%	15,768
2012	5.67%	16,525
Thereafter	5.70%	1,129,448
	5.70%	$1,201,623

(a) Amount represents initial principal maturity of the Grand Prairie Land Loan, and principal amortization of other outstanding loans.

Interest Expense

Interest expense is comprised of the following:

Nine Months Ended September 30,	2008	2007
Interest incurred	$51,980	$37,459
Amortization of deferred financing costs	1,221	1,190
Amortization of discounts	-	-
Interest capitalized to development projects	(525)	(226)
Total	$52,676	$38,423

Interest paid	$51,844	$37,377

Changes in Mortgages Payable and Other Indebtedness

The changes in mortgages and other indebtedness for the nine months ended September 30, 2008 are as follows:

Balance, Beginning as of December 31, 2007	$1,200,700
Additions during period:
New Loan Originations	7,597
Deductions during period:
Scheduled Principal Amortization	(6,674)

Balance, as of September 30, 2008	$1,201,623

Note 7 –          Related Party Transactions

We account for related party transactions under the guidance of FASB Statement No. 57, “Related Party Disclosures”.

Services Provided to and Received from Related Parties

The Company, through certain subsidiaries has provided or provides certain management, leasing, marketing and development services (collectively, “Property Management Services”) to the TOW Venture as well as other properties owned by certain of its affiliates (the “Affiliated Properties”) under various management agreements.  As consideration for its Property Management Services, the Company charges fees (“Property Management Fees”) which are included in other income in the Consolidated Statements of Operations.  Although the Company believes the Property Management Fees it charges for its Property Management Services approximate prevailing market rates, transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist.

The Company provided Property Management Services and charged Property Management and Leasing Fees to the TOW Venture during the period when it was an unconsolidated joint venture in which POAC had a 30% ownership interest.  Commencing with the Company’s acquisition of the remaining 70% ownership interest in the TOW Venture from TOAC on September 24, 2007 no additional Property Management and Leasing Fees were recorded by the Company because the operating results and financial condition of the TOW Venture were fully consolidated with those of the Company.  See Note 4 – “Investment in Unconsolidated Joint Venture” for additional information.  During the period January 1, 2007 through September 24, 2007, the Company charged the TOW Venture approximately $2.7 million of Property Management Fees for its Property Management Services.

The Company provided Property Management Services to Affiliated Outlet Properties during the nine months ended September 30, 2008 and 2007.  In accordance with the terms of the respective agreements, Property Management and Leasing Fees totaled $3.6 million and $1.3 million during the nine months ended September 30, 2008 and 2007, respectively.  These expenses are included in other charges in the Consolidated Statements of Operations.

The Company provided Property Management Services to the Affiliated Properties for which it did not receive full payment during the nine months ended September 30, 2008 and 2007.  In accordance with the terms of the respective agreements, Property Management Fees totaled $2.7 million and $3.4 million during the nine months ended September 30, 2008 and 2007, respectively.  However, the Company did not recognize Property Management Fees during the nine months ended September 30, 2008 and 2007, respectively, as these amounts were unpaid.  Additionally, certain expenses paid by the Company on behalf of the Affiliated Properties totaling approximately $0.5 million and $2.0 million for the nine months ended September 30, 2008 and 2007, respectively, were not reimbursed.  These expenses are included in other charges in the Consolidated Statements of Operations.

The Lightstone Group, Inc. is a company owned and operated by DL, one of our members, and/or its affiliates (collectively, “Lightstone”).  Lightstone obtains commercial general liability, fire, flood, extended coverage and rental loss insurance for us at potentially lower costs because it aggregates all of our properties together with properties owned by it and its affiliated entities.   Insurance related expenses totaled $1.3 million and $1.9 million during the nine months ended September 30, 2008 and 2007, respectively, and are included in property operating expenses in the Consolidated Statements of Operations.

Lightstone and affiliates of the Company provide certain asset management, risk management, and other services to the Company.  During the nine months ended September 30, 2008 and 2007, the amounts charged to the Company for these services were $2.7 million and $3.9 million and are primarily included as a component of general and administrative expenses in the Consolidated Statements of Operations.  At September 30, 2008 and December 31, 2007, the Company had accrued approximately $1.3 million and $1.0 million, respectively, related to these fees which are included in due to affiliates, net in the Consolidated Balance Sheets. During 2009, the Company was released from its obligation to pay these accrued asset management fees.  As of September 30, 2008 and December 31, 2007, the Company owed $0.3 and $0.2 million as a result of advances received from Lightstone.  Additionally, certain expenses incurred by the Company are occasionally paid up front in advance by Lightstone and subsequently reimbursed by the Company.

In addition, Lightstone allocates certain shared corporate general and administrative expenses to the Company such as office rent, software maintenance costs, postage costs, office supplies expense, and equipment expense.  Various allocation methods, such as number of tenants or square footage or number of properties, are used to allocate such expenses, which are included in corporate general and administrative expense in the Consolidated Statements of Operations, to the Company.  Additionally, certain expenses incurred by the Company are occasionally paid up front by Lightstone and subsequently reimbursed by the Company.

Guarantee of Indebtedness of an Affiliate

On December 8, 2006, the Company entered into a partial payment guarantee agreement to guarantee up to $72.5 million plus unpaid interest and certain other items of certain construction loans of an entity owned by Members of the Company and an affiliate of the Company.  The Company also guaranteed the performance and completion of the associated construction project, which the borrower had fully satisfied upon completion of the construction project during 2008.  The construction loans have an aggregate commitment of $290.0 million, and bear interest at the rate of 30-day LIBOR plus 2.10%.   The loans were initially scheduled to mature on November 21, 2009 with a 12-month extension option.  The liability recognized for this guaranty was $0.8 million on December 8, 2006, was amortized over the term of the guarantee, which coincides with the term of the construction loans and is included in accounts payable and other liabilities on the consolidated balance sheets as of September 30, 2008 and December 31, 2007.

Note 8 –          Tenant Leases

The Company has entered into operating lease agreements with tenants with initial lease terms ranging from 1 to 15 years at lease inception.  Future minimum rentals to be received under such non-cancelable operating leases, excluding the effect of straight-line rent, percentage rent based on tenant sales volume, and tenant reimbursements of property operating expenses and real estate taxes, as of September 30, 2008, are as follows:

Year ending December 31,
2008 (Three months Remaining)	29,560
2009	108,863
2010	98,377
2011	85,152
2012	70,424
Thereafter	199,727

$592,103

Note 9 –          Fair Values of Financial Instruments

SFAS No. 107, “ Disclosures About Fair Value of Financial Instruments” (“FAS No. 107”) and SFAS No. 119, “ Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments ,” require disclosure of the fair value of certain on- and off-balance -sheet financial instruments for which it is practicable to estimate fair value, defined by FAS No. 107 as the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale.

The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, due from affiliates and accounts payable approximate their fair values because of the short maturity of these instruments. We estimate the fair value of our held-to-maturity marketable securities using discounted cash flow methodology, using discount rates, which, in the opinion of management, best reflect current market interest rates of financial instruments with similar characteristics and credit quality. We estimate the fair values of our mortgages using cash flows discounted at current market rates. We estimate the fair values of our fixed-rate unsecured notes, when applicable, using discounted cash flow methodology, using discount rates, which, in the opinion of management, best reflect current market interest rates on financing with similar characteristics and credit quality. Fair values of our derivative instruments are approximated using current market data received from financial sources that trade such instruments and are based on prevailing market data and derived from third party proprietary models based on well recognized financial principles and reasonable estimates about relevant future market conditions.

The carrying value and estimated fair values of financial instruments for our consolidated indebtedness and derivative instruments as of December 31, 2007 is summarized as follows:

	December 31, 2007
	Carrying Value	Estimated Fair Value

Financial Assets:
Marketable Securities	$7,430	$7,564

Financial liabilities:
Mortgage notes payable--fixed-rate	$1,200,700	$1,153,763

The Company did not have any other significant financial assets or liabilities, which would require revised valuations that are recognized at fair value.

Note 10 –       Commitments and Contingencies

Legal Proceedings

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

As of the date hereof, we are not presently involved in any material litigation nor, to our knowledge, is any material litigation threatened against us or our properties, other than routine litigation arising in the ordinary course of business. We believe that the costs, if any, incurred by us related to litigation will not materially affect our consolidated financial position, operating results or liquidity.

Under various federal, state, and local laws, ordinances, and regulations, an owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances, or petroleum product releases, at its properties. The owner may be liable to governmental entities or to third parties for property damage, and for investigation and cleanup costs incurred by such parties in connection with any contamination. Management is unaware of any environmental matters that would have a material impact on the Company’s Consolidated Financial Statements.

Lease Commitments

Our corporate offices located at 217 East Redwood Street, Baltimore, Maryland are subject to an operating lease agreement effective July 14, 2004. The lease is for approximately 20,430 square feet and expires on October 31, 2011.  For each of the nine months ended September 30, 2008 and 2007, we recorded base rent expense on a straight-line basis of $284, and included them in corporate general and administrative expenses in the Consolidated Statements of Operations.

The following is a schedule of future minimum lease payments under our operating lease as of September 30, 2008:

Year ending December 31,
2008 (three months remaining)	$100
2009	409
2010	421
2011	360

$1,290

Prime Outlets – Gulfport, our outlet center located in Gulfport, MS, is subject to a ground lease (the “Gulfport Ground Lease”). The initial term of the Gulfport Ground Lease expires in 2034, with an option to extend another 25 years.  The Gulfport Ground Lease requires us to make fixed annual rental payments.  For each of the nine months ended September 30, 2008 and 2007, we recorded ground lease expense on a straight-line basis of $173, which is included in other charges in the Consolidated Statements of Operations).

Remaining future minimum lease payments due under the Gulfport Ground Lease for years ending December 31, excluding the extension option, are as follows:

Year ending December 31,
2008 (Three months remaining)	$-
2009	124
2010	131
2011	138
2012	145
Thereafter	5,849

$6,387

Insurance

We maintain commercial general liability, fire, flood, extended coverage and rental loss insurance on all of our properties in the United States.  We currently maintain insurance coverage against acts of terrorism on all of our properties in the United States in the amount of up to $375 million per occurrence and in the annual aggregate.  Despite the existence of this insurance coverage, any threatened or actual terrorist attacks in high profile markets could adversely affect our property values, revenues, consumer traffic and tenant sales.

Tax Protection Agreements

In connection with POAC’s acquisition of Prime in December 2003, Prime Retail, L.P., POAC’s operating partnership, entered into a tax protection agreement (the “Series C Tax Protection Agreement”) with the holders of Series C Preferred Units.  Under the terms of the Series C Tax Protection Agreement, the Company agreed to indemnify the holders of Series C Preferred Units with respect to certain properties, for a period of seven years ending December 31, 2010 for, among other items, certain federal and state income tax liabilities resulting from the income or gain to be recognized upon the Company’s failure to maintain prescribed levels of debt encumbering such properties, direct or indirect sale of such properties, or exchange or disposition (including by way or merger, sale of assets, or otherwise) of any portion of our interests in such properties.

During the nine months ended September 30, 2007, the Company sold Tracy Outlet Center, Hillsboro Outlet Center and First Horizon Properties (the "Relinquished Properties") to third party purchasers (see Note 3 – “Properties Dispositions” for additional information), and acquired 70% of TOW Venture (see Note 4 – “Investment in Unconsolidated Joint Venture” for details) as replacement assets (the "Replacement Properties") in a transaction that was intended to qualify as a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.  The Relinquished Properties were subject to the Series C Tax Protection Agreement.  The Company believes that it is not more likely than not that the transaction would withstand a challenge if it was audited by the Internal Revenue Service.  The Company determined that the range of the potential indemnification to the holders of Series C Preferred Units attributable to the transaction is between $3.7 million and $5.2 million.  As of September 30, 2007, pursuant to FASB Statement No. 5, “Accounting for Contingencies” and FIN 14 “Reasonable Estimation of the Amount of Loss – an Interpretation of FASB No. 5”, the Company has recorded a contingent liability of $3.7 million representing the Company’s minimum amount tax indemnification liabilities. This liability is included in accounts payable and other liabilities in the Consolidated Balance Sheets.   The corresponding expense was netted against the gains on sale of the Relinquished Properties and included in income from discontinued operations in the Consolidated Statements of Operations for the nine months ended September 30, 2007.

Note 11 –       Subsequent Events

On June 26, 2008, LVP REIT LP entered into a Contribution and Conveyance Agreement (the “POAC Agreement”) with AR Prime Holdings LLC (“ARP”), a non-managing member of POAC.  Pursuant to the POAC Agreement, ARP shall contribute its 25% non-managing member interest in POAC (the “POAC Interest”) to LVP REIT LP in exchange for Common and Series A Preferred Units of LVP REIT LP.   In March 2009, the POAC Agreement was consummated and in exchange for the POAC Interest, the Operating Partnership issued to ARP (i) 284,209 Common Units, valued at the closing at $2,842, and (ii) 53,146 Series A Preferred Units, with an aggregate liquidation preference of $53,146.

On August 25, 2009, LVP REIT LP executed another Contribution and Conveyance Agreement and closed an exchange transaction with JT Prime LLC (“JT Prime”), a non-managing member of POAC, pursuant to which JT Prime contributed to LVP REIT LP a 15% non-managing membership interest in POAC in exchange for 85,100 units of common limited partnership interest and 16,169 Series A preferred limited partnership units in LVP REIT LP.

On December 8, 2009, the Company and certain affiliates entered into a definitive agreement (the “Contribution Agreement”) with Simon, whereby all of the outlet shopping center business of the Company would be contributed to Simon in a transaction valued at approximately $2.3 billion, including the assumption of the Company’s existing indebtedness and its Preferred Units. Under the terms of the Contribution Agreement, Simon will pay equity consideration of approximately $0.7 billion for the members' interests in the Company. The equity consideration will generally be comprised of 80% in cash and 20% in Simon common operating partnership units, which will be based on a ten-day trading average of Simon’s common stock shortly before closing, subject to a 10% collar.

On August 30, 2010, the Company completed the transaction with Simon Property Group, Inc., a Delaware corporation, Simon Property Group, L.P., a Delaware limited partnership (“Parent OP”), and Marco Capital Acquisition, LLC, a Delaware limited liability company.

The original deal was amended so that the affiliates of the Company retained its interest in the Livermore and Grand Prairie development projects, which were part of POAC prior to the transaction.  Under the terms of the deal, first announced on December 8, 2009, the completed transaction reflecting the amended agreement is valued at approximately $2.3 billion, including the assumption of approximately $1.55 billion of the Company and certain affiliates existing indebtedness and preferred stock. Simon paid equity consideration to the Company’s owners, generally comprised of 80% cash and 20% in SPG common operating partnership units.  The members of the Company received $474.8 million in total consideration, after transaction expenses.

Report of Independent Registered Public Accounting Firm

Members
Prime Outlets Acquisition Company, LLC

We have audited the accompanying consolidated balance sheets of Prime Outlets Acquisition Company, LLC (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, members’ deficiency and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

On August 30, 2010, the Company completed a transaction to contribute substantially all of the Company’s outlet shopping center business to Simon Property Group, LLC and other entities, which were valued at approximately $2.3 billion, including the assumption of the Company’s existing indebtedness and its Preferred Units, as described in Notes 1 and 16 of the consolidated financial statements.

/s/ EisnerAmper LLP

October 1, 2010
Edison, New Jersey

Prime Outlets Acquisition Company, LLC
Consolidated Balance Sheets
As of December 31, 2007 and 2006
 (Dollars in thousands)

As of December 31,	2007	2006

ASSETS
Investment in rental properties:
Land	$90,192	$68,841
Buildings, improvements and fixtures	766,962	486,929
Construction in progress	15,351	5,076
	872,505	560,846
Less: Accumulated depreciation	(91,823)	(49,093)
	780,682	511,753
Assets held for sale	-	87,595
Investment in unconsolidated joint venture	-	-
Cash and cash equivalents	37,274	58,124
Restricted cash	14,816	22,844
Account receivables, net	15,340	14,207
Deferred charges, net	49,193	33,687
Due from affiliates	15,936	22,025
Other assets	11,269	10,350
Total assets	$924,510	$760,585

LIABILITIES AND MEMBERS' DEFICIENCY
Liabilities:
Mortgages and other indebtedness	$1,200,700	$958,678
Due to affiliates	1,142	3,062
Accrued interest payable	4,319	3,260
Real estate taxes payable	3,876	4,294
Construction costs payable	1,784	3,085
Accounts payable and other liabilities	50,943	41,784
Total liabilities	1,262,764	1,014,163

Commitments and contingencies

Cumulative Redeemable Preferred Units, 10.8 million units issued and outstanding, respectively, at liquidation value	1,831	1,831

Members' deficiency	(340,085)	(255,409)
Total Liabilities and Members' Deficiency	$924,510	$760,585

The accompanying notes are an integral part of these consolidated financial statements.

Prime Outlets Acquisition Company, LLC
Consolidated Statements of Operations
For the Years ended December 31, 2007, 2006 and 2005 (Dollars in thousands)

Years ended December 31,	2007	2006	2005

Revenues
Base rentals	$84,071	$68,768	$61,314
Percentage rentals	6,318	4,342	3,491
Tenant reimbursements	45,943	36,982	33,313
Management fees and other revenues	5,977	5,282	4,784
Other income	10,544	9,714	9,048
Total revenues	152,853	125,088	111,950

Expenses
Property operating	35,566	27,756	22,383
Real estate taxes	10,021	9,131	8,312
Depreciation and amortization	36,042	32,046	36,663
Corporate general and administrative	26,436	25,025	26,058
Other charges	6,979	3,483	2,704
Total expenses	115,044	97,441	96,120

Operating income	37,809	27,647	15,830
Interest expense	(56,361)	(49,329)	(59,841)
Income from unconsolidated joint venture	750	36,055	2,681
(Loss) income on property damages due to natural disasters, net of insurance proceeds	-	(2,659)	6,949
Provision for income taxes	(736)	-	-
(Loss) income from continuing operations	(18,538)	11,714	(34,381)
(Loss) income from discontinued operations, including gains on disposition of $21,390, $6,655 and $1,817, respectively	23,526	11,994	866
Net income (loss)	4,988	23,708	(33,515)
Preferred distributions	(110)	(110)	(110)
Net income (loss) attributable to members	$4,878	$23,598	$(33,625)

The accompanying notes are an integral part of these consolidated financial statements.

Prime Outlets Acquisition Company, LLC
Consolidated Statements of Members' Deficiency
For the Years ended December 31, 2007, 2006 and 2005
 (Dollars in thousands)

Balance, January 1, 2005	$(16,258)
Contributions	-
Distributions	(163,878)
Net loss attributable to members	(33,625)
Balance, December 31, 2005	(213,761)

Contributions	-
Distributions	(25,032)
Loan to members	(40,214)
Net income attributable to members	23,598
Balance, December 31, 2006	(255,409)

Contributions	-
Distributions	(129,768)
Repayment of loan to members	40,214
Net income attributable to members	4,878
Balance, December 31, 2007	$(340,085)

The accompanying notes are an integral part of these consolidated financial statements.

Prime Outlets Acquisition Company, LLC
Consolidated Statements of Cash Flows
For the Years ended December 31, 2007, 2006 and 2005
(Dollars in thousands)
	2007	2006	2005
Cash Flows from Operating Activities:
Net income (loss)	$4,988	$23,708	$(33,515)
Adjustments to reconcile net loss to net cash provided by operating activities
Gain on sale of discontinued operations	(21,390)	(6,655)	(1,817)
Loss (income) on property damages due to natural disasters	-	2,659	(6,949)
Proceeds from business interruption insurance, net of insurance proceeds	1,255	-	-
Income from unconsolidated joint venture	(750)	(36,055)	(2,681)
Straight line rents	(1,967)	(1,981)	(1,836)
Bad debt expenses	3,877	574	(289)
Writeoff of infeasible project costs	96	83	262
Amortization of deferred financing fees	2,270	2,442	9,456
Depreciation of long-lived assets and amortization of intangible assets, net of capitalization	33,335	30,947	41,915
Amortization of debt premium	-	(1,732)	(4,612)
Amortization of leasing costs	2,764	2,378	2,550
Amortization of acquired above- and below- market leases	(55)	(16)	(1,655)
Changes in other assets and liabilities
Accounts receivables, net	(4,149)	1,465	(5,945)
Other assets	6,209	(390)	25,068
Decrease in restricted cash	10,125	(3,388)	(7,852)
Deferred charges/obligations	10,903	1,990	(1,449)
Accounts payable and other liabilities	8,851	4,018	8,558
Due to (from) affiliates	4,333	(13,116)	86

Net cash provided by operating activities	60,695	6,931	19,295

Cash Flows from Investing Activities:
Capital expenditures, net	(44,161)	(77,416)	(70,291)
Proceeds from marketable securities	419	378	341
Proceeds from property dispositions	58,256	19,361	16,781
Discontinued Operations returned to the lenders, net of cash	-	-	(366)
Distributions from unconsolidated joint venture	750	50,656	-
Acquisition of remaining interest in unconsolidated joint venture, net of cash acquired	(49,440)	-	-
Proceeds from insurance settlement	-	22,665	2,492
Payments for leasing commissions	(10,247)	(4,174)	(2,541)

Net cash provided by(used in) investing activities	(44,423)	11,470	(53,584)

Cash Flows from Financing Activities:
Proceeds from mortgages and other indebtedness	-	905,300	274,000
Payments of mortgages and other indebtedness	(21,600)	(802,980)	(73,530)
Payment of financing fees	(493)	(10,702)	(10,694)
Loan by members	-	(40,214)	-
Loan repayments by members	40,214	-	-
Distributions to preferred members paid in cash	(55,133)	(25,032)	(164,387)
Preferred distributions	(110)	(110)	(110)
Net cash (Used in) provided by financing activities	(37,122)	26,262	25,279

Net change in cash and cash equivalents	$(20,850)	$44,663	$(9,010)

Cash and cash equivalents, beginning of year	58,124	13,461	22,471

Cash and cash equivalents, end of year	$37,274	$58,124	$13,461

Non cash activities:
Debt assumed by buyers in dispositions	$53,378	$-	$-
Debt assumed in acquisition of 70% interest in joint venture (See Note 5)	$221,900	$-	$-
Combination of the Company's basis in 30% of TOW JV's fixed assets (see Note 5)	$42,102	$-	$-
Combination of 30% of TOW JV's existing debt (see Note 5)	$95,100	$-	$-
Development assets placed in service	$2,156	$93,365	$1,655
Reclassification of assets held for sale	$-	$26,623	$56,440

Cash Paid for:
Interest	$53,572	$48,048	$47,756
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Note 1 –          Organization and Business

Prime Outlets Acquisition Company, LLC, a Delaware limited liability company, was formed on July 1, 2003.  Unless the context otherwise requires,  all references to “we”, “us”, “our” or the “Company” herein mean Prime Outlets Acquisition Company, LLC and the subsidiaries owned or controlled  by  Prime Outlets Acquisition Company, LLC, including  its  operating  partnership. The Company’s initial members and their respective interests were as follows:

Member	Interest

Lightstone Prime LLC	60%
AR Prime Holdings LLC	25%
JT Prime LLC	15%

On July 8, 2003, the Company entered into a merger agreement with Prime Retail, Inc. (“Prime Retail”).  On December 11, 2003, the Company completed the merger transaction and the Company became a fully-integrated real estate firm that focuses primarily on developing, acquiring, owning, operating and managing outlet centers throughout the United States and Puerto Rico.

In June 2008, Lightstone Value Plus REIT LP (“LVP REIT LP”), the operating partnership of Lightstone Value Plus Real Estate Investment Trust, Inc. (“LVP REIT”) and an affiliate of the Company, entered into a contribution and conveyance agreement (the “POAC Agreement”) with AR Prime Holdings LLC (“ARP”).  Pursuant to the POAC Agreement, ARP shall contribute its 25% non-managing member interest in POAC (the “POAC Interest”) to LVP REIT LP in exchange for Common and Series A Preferred Units of LVP REIT LP.   In March 2009, the POAC Agreement was consummated and in exchange for the POAC Interest, LVP REIT LP issued to ARP (i) 284,209 Common Units, valued at the closing at $2,842, and (ii) 53,146 Series A Preferred Units, with an aggregate liquidation preference of $53,146.

In accordance with the LLC Agreements, the Company has perpetual existence unless sooner dissolved upon the occurrence of a defined termination event. Lightstone Prime LLC, whose principal owner is David Lichtenstein, is the managing member of the Company.  No Member can transfer its ownership interest in any part of the Company without obtaining the prior written consent of all the other Members.

On August 30, 2010, the Company completed a transaction with Simon Property Group, LLC (“Simon”) whereby all of the Company’s outlet shopping center business, except for its development projects were contributed to Simon (see note 16 – “Subsequent Events”).

Note 2 –          Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include our accounts, our wholly-owned subsidiaries, as well as the operating partnership and its subsidiaries.  Intercompany balances and transactions have been eliminated in consolidation.  Investments in real estate joint ventures that represent non-controlling ownership interests are accounted for using the equity method of accounting.

In 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (Revised 2003): “Consolidation of Variable Interest Entities: An Interpretation of ARB No. 51” (“FIN No. 46R”) , clarifies the application of existing accounting pronouncements to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN No. 46R are effective for all variable interests in variable interest entities (“VIE”) in 2004 and thereafter. We consolidate a VIE, when the Company is determined to be the primary beneficiary. Our determination of the primary beneficiary of a VIE considers all relationships between us and the VIE, including management agreements and other contractual arrangements, when determining the party obligated to absorb the majority of the expected losses, as defined in FIN No. 46R.   There were no VIEs identified as of December 31, 2007 or 2006.

The Emerging Issues Task Force (“EITF”) issued EITF No. 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights" (“EITF No. 04-5”), which provides guidance in determining whether a general partner controls a limited partnership. EITF No. 04-5 states that the general partner in a limited partnership is presumed to control that limited partnership. The presumption may be overcome if the limited partners have either (i) the substantive ability to dissolve the limited partnership or otherwise remove the general partner without cause or (ii) substantive participating rights, which provide the limited partners with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership's business and thereby preclude the general partner from exercising unilateral control over the partnership. Our adoption of EITF 04-5 did not have any effect on our net income (loss) attributable to members or total members’ deficiency.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingencies as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Operating Segments

We aggregate the financial information of all of our outlet centers into one reportable operating segment because they all have similar economic characteristics and provide similar products and services to similar types and classes of customers.  All of the outlet centers we own are located in the United States.

Purchase Accounting Allocations

We account for our acquisitions in accordance with FAS No. 141, “Business Combinations” (“FAS No. 141”) and FAS No. 142, “Goodwill and Other Intangibles” (“FAS No. 142”) allocated the purchase price based on the fair value of land, building, tenant improvements, leasing costs, intangibles related to in-place leases and certain liabilities such as assumed indebtedness and guarantees, when applicable.  We assess fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. We depreciate the amount allocated to building and related improvements over their estimated useful lives.  Tenant improvements and origination costs are amortized as an expense over the remaining life of the lease or charged against earnings if the lease is terminated prior to its contractual expiration date.   See Rental Property below for additional information.  The premium over or discount to our assumed indebtedness is amortized over the term of the indebtedness using the straight-line method, and the resulting amortization amounts approximate those calculated using the effective yield method.  The fair value of guarantees is amortized on a straight-line basis over the respective term of the guarantees.

The value of in-place lease assets is amortized over the remaining term of the associated lease.  The values of the above and below market leases are amortized and recorded as either an increase (in the case of below market leases) or a decrease (in the case of above market leases) to base rental income over the remaining term of the associated lease.   We estimate the value of below market rental renewal options for our acquired below market leases when the exercise of such renewal options is reasonably assured.  The estimated value of any such below market rental renewal options is deferred and amortized over the corresponding reasonably assured renewal period.  The values associated with (i) in-place leases are amortized over the remaining lease term and (ii) tenant relationships, when applicable, are amortized over their expected term.  See Note 8 – “Intangible Assets and Liabilities” for additional information.

In December 2007, the FASB issued FAS No. 141 (revised 2007) “Business Combinations” (“FAS No. 141R”).  FAS No. 141R is effective for fiscal years beginning on or after December 15, 2008, and we adopted FAS No. 141R on January 1, 2009.  FAS No. 141R replaces FAS No. 141 and requires that the acquisition method of accounting (which FAS No. 141 called the purchase method) be used for all business combinations for which the acquisition date is on or after January 1, 2009, as well as for an acquirer to be identified for each business combination.  FAS No. 141R establishes principles and requirements for how the acquirer: (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase;  (iii) determines what information to disclose to enable users of financial statements to evaluate the nature and financial affects of the business combination; and (iv) requires expensing of most transaction costs that were previously capitalized.  In April 2009, the FASB issued FASB Staff Position, or FSP, No. FAS 141R, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”, which requires that an acquirer to recognize at fair value, at the acquisition date, an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of the asset or liability can be determined during the measurement period. We will account for acquisitions, if any, occurring after December 31, 2008 in accordance with FAS No. 141R.

Rental Property

Rental properties are generally carried at cost, net of accumulated depreciation.  Rental properties include (i) costs of acquisitions; (ii) costs incurred for the construction and development (collectively, “development activities”) of new properties and expansions or significant renovations to existing properties, (including the capitalization of certain general and overhead costs); (iii) tenant allowances and improvements; and (iv) interest and real estate taxes incurred related to development activities.

We record depreciation on building and improvements utilizing the straight-line method over their estimated useful lives, which are generally 39 years.  We review depreciable lives of rental properties periodically and we make adjustments, when necessary to reflect a shorter economic life.  We record depreciation on land improvements utilizing the straight-line method over an estimated original useful life of 15 years.  We record depreciation on tenant allowances and tenant improvements utilizing the straight-line method over the term of the related lease, or useful life of the improvement, if shorter.  We record depreciation on furniture and equipment utilizing the straight-line method over their estimated original useful lives, generally up to 7 years.  Depreciation expenses for the years ended December 31, 2007, 2006 and 2005 were $25.9 million, $22.3 million and $22.2 million, respectively and were included in depreciation and amortization expenses in the Consolidated Statements of Operations.

In accordance with FAS No. 34, “Capitalization of Interest Cost” (“FAS No. 34”), FAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“FAS No. 67”), and EITF 97-11, “Accounting for Internal Costs Relating to Real Estate Property Acquisitions” (“EITF 97-11”), we capitalize all costs incurred for the construction and development of properties, including certain general and overhead costs and interest costs.

Direct costs to acquire assets are capitalized. General and overhead costs are capitalized to the extent that they are directly related to the development activities of the corresponding property and are based on our estimate of the amount of costs directly related to the construction or development of these assets.  During periods of active development activities, we capitalize interest on properties based on interest rates in place during the period.  Interest capitalization ceases when construction of the property is substantially complete and it is ready for its intended purpose.  Capitalized interest is generally depreciated over the estimated useful life of the related assets.

Upon completion of development activities to get a property ready for its intended use, we commence amortization of its capitalized costs over their estimated useful lives on a straight-line basis.  Expenditures for ordinary maintenance and repairs are expensed to operations (included in property operating expenses in the Consolidated Statements of Operations) as incurred.  In addition to significant renovations, any costs incurred in connection with significant replacements and improvements, which improve and/or extend the useful life of assets, are capitalized and depreciated over their estimated useful lives.

Our development activities involve certain costs during the pre-construction phase to secure land control, obtain zoning permits and complete other initial tasks essential to the ultimate development of the property.  These costs are included in construction in progress in the Consolidated Balance Sheets.  Costs of unsuccessful development activities are written-off in the period of abandonment.   During the years ended December 31, 2007, 2006 and 2005, the Company wrote-off costs related to unsuccessful development activities totaling $0, $0.2 million and $0, respectively, and were included in other charges in the Consolidated Statements of Operations.

Discontinued Operations

FASB Statement No. 144, “Accounting for the Impairment or Disposal for Long-Lived Assets” (“FAS No. 144”) provides a framework for the evaluation of impairment of long-lived assets, the treatment of assets held for sale or to be otherwise disposed of, and the reporting of discontinued operations.  FAS No. 144 requires us to reclassify any material operations related to properties sold or properties classified as assets held for sale during the period to discontinued operations.

Accordingly, rental properties designated as held for sale are recorded at the lower of their carrying value or their estimated fair value, less costs to sell.  We classify rental properties to assets held for sale in the Consolidated Balance Sheets when they meet the requirements of FAS No. 144 and the Company has approved a plan to sell the rental properties.  Subsequent to this classification, no further depreciation is recorded on assets held for sale.  Additionally, the operating results for assets held for sale and for properties which have been disposed of are included in income from discontinued operations in the Consolidated Statements of Operations for all periods presented.

Impairment of Assets

We review rental properties held and used by us for impairment on a property-by-property basis whenever facts and circumstances indicate that the carrying value of a rental property may not be fully recoverable and that the decline in value is other than temporary.  Facts and circumstances include, but are not limited to, declines in cash flows, occupancy levels and overall tenant sales performance at the property.  In such cases, we compare the property’s undiscounted cash flows plus its residual value to its carrying value.  If the carrying value exceeds that amount, we recognize a provision for impairment equal to the excess of the carrying value over the property’s estimated fair value (the property’s discounted cash flows including its residual value).  Additionally, we may decide to sell properties that are held and used by us and the sale prices of these properties may differ from their respective carrying values.  We believe no impairment of our rental properties existed as of December 31, 2007 and 2006.

On a periodic basis, we assess whether there are any indicators that the value of our investment in unconsolidated joint venture, when applicable, may be impaired.  An investment is impaired only if management’s estimate of the fair value of the investment is less than the carrying value of the investment, and such decline in value is deemed to be other than temporary.  To the extent impairment has occurred, the loss shall be measured as the excess of the carrying amount of the investment over the fair value of the investment.  Our estimates of value for each joint venture investment are based on a number of assumptions that are subject to economic and market uncertainties including, among others, demand for space, competition for tenants, changes in market rental rates and operating costs of the property.  As these factors are difficult to predict and are subject to future events that may alter our assumptions, the values estimated by us in our impairment analysis may not be realized.  The carrying value of our investment in an unconsolidated joint venture was $0 as of December 31, 2006.  We did not have investments in unconsolidated joint ventures as of December 31, 2007 (see Note 5 – Investment in Unconsolidated Joint Venture).

Cash and Cash Equivalents and Restricted Cash

We consider all highly liquid investments with an original maturity of 90 days or less at the date of purchase to be cash and cash equivalents.  As of December 31, 2007 and 2006, $14.8 million and $22.8 million of cash and cash equivalents were placed in various escrows, respectively, and, therefore, classified as restricted cash in the Consolidated Balance Sheets.  Restricted cash generally consists of lender escrows for the payment of debt service, real estate taxes, insurance, capital expenditures and certain operating expenses.  The carrying value of cash and cash equivalents and restricted cash as reported in the Consolidated Balance Sheets approximates their fair value.

We maintain our cash and cash equivalents and restricted cash in accounts at various financial institutions.  The majority of these accounts are interest bearing.  Cash balances at a limited number of banks may periodically exceed federally insured amounts.  We believe we mitigate our risk by investing through major financial institutions.  However, full recoverability of investments is dependent upon the performance of the issuer.  During the years ended December 31, 2007, 2006 and 2005, we earned interest income for continuing operations of $3.1 million, $2.6 million and $0.3 million, respectively (included in other income in the Consolidated Statements of Operations).

Accounts Receivable and Allowance for Credit Loss

We regularly review our accounts receivable to determine an appropriate amount for the allowance for credit loss.  We record a provision for credit loss based on our judgment of a tenant’s creditworthiness, ability to pay and probability of collection.  In addition, we also consider the retail sector in which the tenant operates and our historical collection experience in cases of bankruptcy, if applicable.   Accounts receivable are written off when they are deemed to be no longer collectible.  If the financial condition of our tenants were to deteriorate, resulting in impairment in their ability to make payments due under their leases, additional allowance for credit loss may be required.

Our allowance for credit loss as of December 31, 2007 and 2006 was $2.1 million and $2.0 million, respectively, which are included as an adjustment to accounts receivable, net in the Consolidated Balance Sheets.

Straight-line rents receivable included in accounts receivable, net was $8.7 million and $6.2 million as of December 31, 2007 and 2006, respectively.  See “Revenue Recognition” for additional information on straight-line rent.

Deferred Costs

Our deferred costs, which are included in deferred charges, net in the Consolidated Balance Sheets, consist primarily of (i) deferred financing costs, which include financing fees, certain loan exit fees and costs incurred in order to obtain long-term financings and (ii) deferred leasing costs, which includes both internal and external leasing commissions and related costs incurred in connection with originating or renewing operating leases.    Certain of our loans require us to pay the lender an exit fee, under certain circumstances, at loan maturity.  If such criteria is likely to be met at loan maturity, we record these exit fee amounts as deferred financing costs and amortize them as a component of interest expense in the Consolidated Statements of Operations over the terms of the related loans on a straight-line basis and accrue a corresponding liability in accounts payable and other liabilities in the Consolidated Balance Sheets.

In accordance with FAS No. 91 “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases—an amendment of FASB Statements No. 13, 60, and 65 and a rescission of FASB Statement No. 17” (“FAS No. 91”), we capitalize all incremental, direct fees and costs incurred to originate or renew operating leases, including salaries and related benefits, and certain overhead costs, as deferred leasing costs.  The amount of overhead costs we capitalize is based on our estimate of the amount of costs directly related to originating and executing these leases.  We record amortization of deferred leasing costs as a component of depreciation and amortization expense on a straight-line basis over the terms of the related leases.  Any remaining unamortized deferred leasing costs are immediately expensed when the associated lease is terminated prior to its contractual expiration.  Costs related to unsuccessful leasing efforts are expensed in the period in which they are incurred.  We record amortization of deferred financing costs as a component of interest expense on a straight-line basis over the terms of the respective loans or agreements, which approximates the effective interest method.  Any remaining unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity.  Costs incurred in seeking financing transactions, which do not close, are expensed in the period in which it is determined that the financing will not occur.  We amortize our debt premiums and discounts, which are included in mortgages and other indebtedness in the Consolidated Balance Sheets, over the remaining terms of the related debt instruments using the effective interest method.  Amortization expense is included in interest expense in the Consolidated Statements of Operations.  These debt premiums or discounts arose as part of the purchase price allocation of the fair value of debt assumed in acquisitions.

Deferred costs as of December 31, 2007 and 2006 consist of the following:

	December 31, 2007	December 31, 2006
Leasing costs	$15,947	$9,134
Financing fees	15,978	16,733
Less accumulated amortization	(7,451)	(3,723)
	$24,474	$22,144

Amortization expense for the years ended December 31, 2007, 2006, and 2005 was:

	2007	2006	2005
Leasing costs	$2,166	$1,697	$1,193
Financing fees	2,262	2,504	9,472

	$4,428	$4,201	$10,665

Contingencies and Guarantees of Indebtedness

We are subject to proceedings, lawsuits, and other claims related to various matters (see Note 15 – “Commitments and Contingencies” for additional information).  Additionally, we have guaranteed certain indebtedness of others (see Note 9 – “Mortgage Notes Payable and Other Indebtedness” for additional information).  With respect to these contingencies, we assess the likelihood of any adverse judgments or outcomes to these matters and, if appropriate, potential ranges of probable losses.  A determination of the amount of reserves required, if any, for these contingencies are made after careful analysis of each individual issue.  Future reserves may be required because of (i) new developments or changes to the approach in which we deal with each matter or (ii) if previously unasserted claims arise.

Guarantees of Indebtedness

In November 2002, the FASB issued Interpretation No. 45, “Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”), which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees.  FIN 45 applies to all guarantees entered into or modified after December 31, 2002.  FIN 45 requires the guarantor to recognize a liability for the non-contingent component of the guarantee; this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur.  The initial measurement of this liability is the fair value of the guarantee at inception.  The recognition of the liability is required even if it is not probable payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements.    We have elected to amortize the guarantees recorded using the straight-line method over the life of the guarantees in accordance with FIN 45.  See Note 5 – “Investment in Unconsolidated Joint Venture” and Note 11 – “Related Party Transactions” for additional information.

Revenue Recognition

We, as a lessor, retain substantially all of the risks and benefits of ownership of the rental properties and account for our leases with tenants as operating leases.  Minimum rental income is recognized on a straight-line basis over the term of the respective leases and unpaid rents, or straight-line rents receivable, are included in accounts receivable, net in the Consolidated Balance Sheets.  Certain lease agreements contain provisions, which provide for rents based on a percentage of sales or based on a percentage of sales volume above a specified threshold or thresholds.  These contingent rents are not recognized until the required thresholds are exceeded.

We structure our leases to allow us to recover a significant portion of our property operating expenses (including common area maintenance (“CAM”), trash, insurance, and advertising and promotion) and real estate taxes.  A substantial portion of our leases require the tenant to reimburse us for most of these expenses.    Many of our leases provide for us to receive a fixed payment from the tenant for the CAM and advertising and promotion components of property operating expenses (collectively, the “fixed payment components”) and reimbursement for other property operating expenses and real estate taxes generally based on the tenant’s proportionate share of the allocable expenses for the property.  Additionally, these leases typically provide for annual prescribed increases to the fixed payment components of property operating expenses.  For those leases without the fixed payment components, property operating expense and real estate tax reimbursements are generally based on the tenant’s proportionate share of the allocable expenses for the property.  We believe the structure of our leases reduces our exposure to increases in property operating expenses resulting from inflation and real estate taxes resulting from increased assessments or taxable rates. We receive monthly payments for these reimbursements from substantially all of our tenants.  We recognize differences between estimated recoveries and the final billed amounts in the subsequent year.  These differences were not material in any period presented.  Our advertising and promotion costs are expensed as incurred.

Payments received from the early termination of leases are recognized on a straight-line basis as revenue over the period from which such termination amounts are determinable through the date on which the tenant vacates its space.  During the years ended December 31, 2007, 2006 and 2005, we recognized $0.5 million, $0.3 million and $0.8 million, respectively, of lease termination income (included in other income in the Consolidated Statements of Operations).

Management Fees and Other Revenues

Management fees and other revenues are generally received from certain affiliates and other related parties for which we provide certain property related services, including management and leasing.  Management fee revenue is generally earned based on a contractual basis as a percentage of the revenues of the managed properties.  Leasing fee revenue is earned based on a contractual basis as a percentage of the rental income ascribed to a lease subject to certain square foot maximum charges for new leases and renewals of existing leases. See Note 11 – “Related Party Transactions” for additional information.

Derivatives

The Company occasionally utilizes derivative financial instruments, principally interest rate caps, to manage its exposure to interest rate fluctuations on our variable rate borrowings. The notional amounts of the instruments are used to measure the interest to be paid or received and do not represent the amount of exposure to loss.  The Company has not entered into, and does not plan to enter into, derivative financial instruments for trading or speculative purposes.

We recognize and measure all derivative instruments as either assets or liabilities in the Consolidated Balance Sheets at fair value and elect not to designate these instruments as hedging instruments in accordance with FAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended by FAS No. 137 and FAS No. 138 (collectively, “FAS No. 133).   Changes in the fair value of the derivatives, if any, are recognized in earnings as other income or other charges, as applicable, in the Consolidated Statements of Operations for each reporting period.

At December 31, 2007 and 2006, the Company had no derivative positions outstanding.

Income Taxes

The legal entities consolidated herein are taxed as partnerships for federal income tax purposes. Accordingly, federal and state taxable income is reportable on the income tax returns of the Company’s members.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Interpretation also provides guidance on description, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 became effective on January 1, 2007 and was deferred until fiscal year beginning after December 15, 2008 for eligible nonpublic entities. The adoption of FIN 48 in 2009 did not have a material impact on our Consolidated Financial Statements.

Certain of the Company’ operating companies are subject to state income taxes at the entity level. In 2007, one of the states where the Company conducts operations in enacted a business tax and as a result of this change in the state’s tax laws, the Company recorded a deferred tax liability of $1.0 million and a related provision for income taxes of $0.7 million for the year ended December 31, 2007 in accordance with FAS No. 109, “Accounting for income taxes” (“FAS No. 109”).

The Company recorded a deferred tax asset of $0.8 million related to Investment Tax Credits (“Credits”) that it earned for the year ended December 31, 2007. The Credits expire on December 31, 2009. The Company does not believe that it will be able to utilize all of the Credits before they expire and thus has recorded a partial valuation allowance on them of $0.5 million for the years ended December 31, 2007. The Credits and the related valuation allowances are included in other assets in the Consolidated Balance Sheets and amounted to $0.3 million as of December 31, 2007.  There were no Credits as of December 31, 2006.

The Company recorded a contingent tax liability of $0.4 million during the year ended December 31, 2007 for its potential state tax exposure that resulted from taxable transfer of property among two of the subsidiaries in the Consolidated Financial Statements. The related expense was recorded as part of other charges in the Consolidated Statements of Operations as it is not an income tax expense pursuant to FAS No. 109.

The Company also recorded deferred tax assets of $0.8 million for the year ended December 31, 2007 related to book/tax differences and net operating losses in another state in which it conducts operations. As the Company does not believe it will have sufficient taxable income in future periods to utilize these deferred tax assets, it has recorded a full valuation allowance related to these assets for the year ended December 31, 2007. The recording of deferred tax assets and full valuation allowances resulted in no impact on the Consolidated Statements of Operations for the year ended December 31, 2007.

Concentrations of Credit Risk

We are subject to risks incidental to the ownership and operation of commercial real estate. These risks include, among others, the risks normally associated with changes in the general economic climate, trends in the retail industry, creditworthiness of tenants, competition for tenants and customers, changes in tax laws, interest rate levels, the availability of financing, and potential liability under environmental and other laws.   Our properties are generally geographically diverse, and no outlet center’s gross leaseable area (“GLA”) represented 10% or more of our total GLA as of December 31, 2007 or 2006.  Approximately 11.2% and 12.2% of our consolidated base rental and percentage rental income was attributable to Prime Outlets - Ellenton and Prime Outlets – Grove City, respectively, for the year ended December 31, 2007.  Approximately 11.8% and 12.9% of our consolidated base rental and percentage rental income was attributable to Prime Outlets - Ellenton and Prime Outlets – Grove City, respectively, for the year ended December 31, 2006.  Approximately 12.4% and 13.8% of our consolidated base rental and percentage rental income was attributable to Prime Outlets - Ellenton and Prime Outlets – Grove City, respectively, for the year ended December 31, 2005.   Although our tenants operate principally in the retail industry, no single tenant accounted for 10% or more of our consolidated base and percentage rental income or GLA for the years ended December 31, 2007, 2006 and 2005.

New Accounting Pronouncements

In September 2006, the FASB issued FAS No. 157. This Statement applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. This Statement clarifies that market participant assumptions include assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value (such as a pricing model) and/or risk inherent in the inputs to the valuation technique. This Statement clarifies that market participant assumptions also include assumptions about the effect of a restriction on the sale or use of an asset. This Statement also clarifies that a fair value measurement for a liability reflects its nonperformance risk.  The statement is effective in the first fiscal quarter of 2008 except for non-financial assets and liabilities recognized or disclosed at fair value on a recurring basis, for which the effective date is fiscal years beginning after November 15, 2008.    The adoption of FAS No. 157 for financial assets and liabilities did not have a material impact on the Company’s Consolidated Financial Statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FAS No. 115” (“FAS No. 159”). This standard permits entities to choose to measure many financial instruments and certain other items at fair value and is effective for the first fiscal year beginning after November 15, 2007.  The Company has not elected to measure any of its financial assets or liabilities in accordance with FAS No. 159 for the year ended December 31, 2007 and 2006, and therefore the adoption of this standard did not have an impact on the Company’s Consolidated Financial Statements.

In December 2007, the FASB issued FAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“FAS No. 160”).  FAS No. 160 is effective for fiscal years beginning on or after December 15, 2008, which means that we will adopt FAS No. 160 on January 1, 2009.  FAS No. 160 amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  FAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated balance sheet and the non-controlling interest’s share of earnings is included in consolidated net income.  FAS No.160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests.  All other requirements of FAS No. 160 shall be applied prospectively. The adoption of FAS No. 160 in 2009 did not have a material effect on our Consolidated Financial Statements.

In March 2008, the FASB issued Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133”, (“FAS No. 161”).  FAS No. 161 requires entities that utilize derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives.  FAS No. 161 also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements, how the provisions of FAS No. 133 have been applied, and the impact that hedging activities have on an entity’s financial position, financial performance, and cash flows.  FAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The adoption of FAS No. 161 did not have a material impact on our Consolidated Financial Statements.

In April 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP No. 142-3”).  FSP No. 142-3 amends the factors to be considered in developing renewal or extension assumptions used to determine the useful life of an identified intangible asset under FAS No. 142, and requires expanded disclosure related to the determination of intangible asset useful lives.  FSP No. 142-3 is effective for fiscal years beginning after December 15, 2008.  The Adoption of FSP No. 142-3 did not have a material impact on our Consolidated Financial Statements.

In November 2008, the FASB ratified EITF Issue No.  08-6, “Equity Method Investment Accounting Considerations”.  This guidance clarifies the accounting for certain transactions and impairment considerations involving equity method investments and is effective for fiscal years beginning on or after December 15, 2008 to be applied on a prospective basis. The Company adopted the provisions of this standard on January 1, 2009.  The adoption of this guidance will change the Company’s accounting for transaction costs related to equity investments, when applicable.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP FAS No. 107-1”). FSP FAS No. 107-1 amends FAS No. 107 to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies in addition to the annual financial statements. FSP FAS No. 107-1 also amends APB No. 28 to require those disclosures in summarized financial information at interim reporting periods. FSP FAS No. 107-1 is effective for interim periods ending after June 15, 2009.  Prior period presentation is not required for comparative purposes at initial adoption.

In April 2009, FASB issued FSP, No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”.  This guidance amends the impairment guidance relating to certain debt securities and will require a company to assess the likelihood of selling the security prior to recovering its cost basis. Additionally, when a company meets the criteria for impairment, the impairment charges related to credit losses would be recognized in earnings, while non-credit losses would be reflected in other comprehensive income. The Company adopted this standard effective April 1, 2009. The adoption of the new guidance did not have a material impact on the Company's Consolidated Financial Statements.

In May 2009, the FASB issued FAS No. 165, “Subsequent Events” (“FAS No. 165”).  FAS No. 165 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  FAS No. 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. This disclosure should alert all users of financials statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. FAS No. 165 is effective for financial periods ending after June 15, 2009.

In June 2009, the FASB issued FAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“FAS No. 167”), which requires ongoing assessments to determine whether an entity is a variable entity and requires qualitative analysis to determine whether an enterprise’s variable interest(s) give it a controlling financial interest in a variable interest entity. In addition, FAS No. 167 requires enhanced disclosures about an enterprise’s involvement in a variable interest entity. FAS No. 167 is effective for the fiscal year that begins after November 15, 2009. The adoption of the new guidance is not expected to have a material impact on the Company's Consolidated Financial Statements.

In June 2009, the FASB issued FAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles" (“FAS No. 168”), which is effective for interim and annual periods ending after September 15, 2009. FAS No. 168 defines a new hierarchy for US GAAP and establishes the FASB Accounting Standards Codification as the sole source for authoritative guidance to be applied by nongovernmental entities. FAS No. 168 replaces FAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles," which was issued in May 2008. The adoption of FAS No. 168 will change the manner in which US GAAP guidance is referenced, but it will not have any impact on our Consolidated Financial Statements.

Note 3 –	Development Activities

2005 Development Activities

During 2005, we completed expansions at two of our outlet centers resulting in an aggregate net increase of approximately 131,000 square feet of GLA to our portfolio (collectively, the “2005 Expansions”).  The outlet centers expanded are located in (i) Williamsburg, VA (approximately 21,000 square feet of newly constructed GLA opened in September) and (ii) San Marcos, TX (approximately 164,000 square feet of newly constructed GLA opened and 54,000 square feet of existing GLA demolished in November).

2006 Development Activities

 During 2006, we completed expansions at three of our outlet centers resulting in an aggregate net increase of approximately 259,000 square feet of GLA to our portfolio (collectively, the “2006 Expansions”).  The expanded outlet centers are (i) Prime Outlets – Queenstown located in Queenstown, MD (approximately 73,000 square feet of newly constructed GLA opened in July 2006); (ii) Prime Outlets – San Marcos located in San Marcos, TX (approximately 44,000 square feet of newly constructed GLA opened in July 2006); and Prime Outlets – Pleasant Prairie located in Pleasant Prairie, WI (approximately 142,000 square feet of newly constructed GLA opened in 2006 August).  Additionally, in 2006 we commenced a planned redevelopment and expansion of Prime Outlets – Orlando located in Orlando, FL (the “Orlando Redevelopment and Expansion Plan”).  In connection with the initial phase of the Orlando Redevelopment and Expansion Plan, we demolished approximately 318,000 square feet of existing GLA in December 2006 (the “2006 Demolition”).

2007 Development Activities

 During August 2007, we completed the initial phase of the Orlando Redevelopment and Expansion Plan and opened approximately 485,000 square feet of newly constructed GLA.  During 2007, we also demolished an aggregate of approximately 285,000 square feet of existing GLA as part of the second and final phase of the Orlando Redevelopment and Expansion Plan.     Additionally, during May 2007, we acquired an additional parcel of land adjacent to our outlet center located in Williamsburg, VA.  The parcel of land was purchased in connection with our planned expansion to Prime Outlets - Williamsburg.

Note 4 -           Property Dispositions

We have disposed of certain non-core properties (the “Disposed Properties”), which were not expected to contribute to the Company’s prospective growth and profitability, through various sales transactions and lender foreclosures during the years ended December 31, 2007, 2006  and 2005.  We were not retained for any management or leasing responsibilities related to any of the Disposed Properties subsequent to their respective dates of disposition.

The following table summarizes these dispositions by year:

		Date of	Sales	Reduction	Net Cash	Gain /
Property Location	Property Type	Disposal	Price	of Debt	Proceeds	(Loss)
Anderson, CA	Outlet	7/20/2005	$12,500	$10,924	$941	$2,373
Odessa, MO	Outlet	12/16/2005	4,425	-	4,108	(450)
Total for year ended December 31, 2005 (a)			$16,925	$10,924	$5,049	$1,923
Morrisville, NC	Outlet	3/31/2006	$6,200	$6,122	$(147)	474
Chattanooga, TN	Office/Retail	10/19/2006	13,750	-	13,132	6,181
Total for year ended December 31, 2006			$19,950	$6,122	$12,985	$6,655
Tracy, CA	Outlet	4/3/2007	20,600	-	20,174	10,049
Hillsboro, TX	Outlet	5/1/2007	18,600	-	17,807	(1,504)
Lodi, OH	Outlet	8/7/2007	20,000	21,146	(2,374)	1,377
Oshkosh, WI, Burlington, WA and Fremont, IN	Outlets	8/9/2007	59,100	52,961	4,384	11,468
Total for year ended December 31, 2007			$118,300	$74,107	$39,991	$21,390

(a)	Total loss on sale of assets includes $106 of losses incurred as a result of the Company’s return of the Perryville and Niagara Falls properties to the lender.

Prime Outlets at Perryville

Effective  February 1, 2005,  U.S. Bank, National Association (“U.S. Bank, N.A.”), successor-in-interest to State Street Bank and Trust Company, as the trustee for certificate-holders of J.P. Morgan Commercial Mortgage Finance Corp. Commercial Mortgage Pass-Through Certificates, Series 1996-C3,  foreclosed on Prime Outlets at Perryville, an outlet center located in Perryville, MD, and its related assets and liabilities,  including our carrying value of the  indebtedness of $8.7 million,  were  transferred  from our subsidiary that owned Prime Outlets at Perryville to U.S. Bank, N.A.  This  foreclosure did not have a  material  impact  on our  results  of  operations  or  financial condition  because  during 2005 all excess cash flow from the  operations of Prime Outlets at Perryville was utilized for debt service on the  non-recourse  mortgage loan.

The operating  results of Prime Outlets at Perryville are classified as  discontinued operations in the  Consolidated  Statements  of  Operations  through the date of disposition  for  all  periods  presented.  Approximately $19 of loss was recorded in connection with the foreclosure of Prime Outlets at Perryville.

Prime Outlets at Niagara Falls

Effective November 8, 2005, Wells Fargo Bank, N.A, (formerly known as Norwest Bank Minnesota, National Association) foreclosed on Prime Outlets at Niagara Falls, an outlet center located in Niagara Falls, NY, and its related assets and liabilities, including our carrying value of the indebtedness of $60.1 million, were transferred from our subsidiary that owned Prime Outlets at Niagara Falls to Wells Fargo Bank, N.A.  This  foreclosure did not have a  material  impact  on our  results  of  operations  or  financial condition  because  during 2005 all excess cash flow from the  operations of Prime Outlets at Niagara Falls was utilized for debt service on the  non-recourse mortgage loan.

The operating  results of Prime Outlets at Niagara Falls are classified as  discontinued operations in the  Consolidated  Statements  of  Operations  through the date of disposition  for  all  periods  presented.  Approximately $86 of loss was recorded in connection with the foreclosure of Prime Outlets at Niagara Falls.

Prime Outlets at Anderson

On July 20, 2005, we completed the sale of Prime Outlets at Anderson ("Anderson"), an outlet center located in Anderson, California.  Anderson was sold to a third-party entity, KLP Properties, Inc., for cash consideration of $12.5 million. The net proceeds from the sale were $941, after (i) repayment of $10.9 million of existing mortgage indebtedness on Anderson, (ii) pro-rations of certain revenues and expenses, (ii) closing costs and fees and (iii) release of certain escrowed funds.

The operating results of Anderson through the date of disposition are classified as discontinued operations in the Consolidated Statements of Operations for all periods.  In connection with the sale of Anderson, we recorded a gain on the sale of $2.4 million, which was also included in discontinued operations for the year ended December 31, 2005.

Prime Outlets at Odessa

On December 16, 2005, we completed the sale of Prime Outlets at Odessa (“Odessa”), an outlet center located in Odessa, Missouri.  Odessa was sold to a third-party individual, Randy Garcia, for cash consideration of $4.4 million. The net proceeds from the sale were $4.1 million, after (i) pro-rations of certain revenues and expenses, (ii) closing costs and fees and (iii) release of certain escrowed funds.

The operating results of Odessa through the date of disposition are classified as discontinued operations in the Consolidated Statements of Operations for all periods.  In connection with the sale of Odessa, we recorded a loss on the sale of $0.5 million, which was also included in discontinued operations for the year ended December 31, 2005.

Morrisville Outlet Center

On March 31, 2006, we completed the sale of an outlet center (the “Morrisville Outlet Center”) located in Morrisville, North Carolina.  The Morrisville Outlet Center was sold to a third-party entity, PNC, of North Carolina, LLC, for cash consideration of $6,200. The net payments made by the Company in connection with the sale were $147, after (i) repayment of $6,122 of existing mortgage indebtedness on the Morrisville Outlet Center, (ii) pro-rations of certain revenues and expenses, (ii) closing costs and fees and (iii) release of certain escrowed funds.

The operating results of the Morrisville Outlet Center through the date of disposition are classified as discontinued operations in the Consolidated Statements of Operations for all periods.  In connection with the sale we recorded a gain on disposition of $474, which was also included in income from discontinued operations for the year ended December 31, 2006.

Warehouse Row

On October 19, 2006, we completed the sale of a mixed-use property (“Warehouse Row”) comprised of office and retail components located in Chattanooga, Tennessee.  Warehouse Row was sold to a third-party entity, PNC Jamestown L.P., for cash consideration of $13,750. The net proceeds from the sale were $13,132, after (i) pro-rations of certain revenues and expenses, (ii) closing costs and fees and (iii) release of certain escrowed funds.

The operating results of Warehouse Row through the date of disposition are classified as discontinued operations in the Consolidated Statements of Operations for all periods.  In connection with the sale we recorded a gain on disposition of $6,181, which was also included in income from discontinued operations for the year ended December 31, 2006.

Tracy Outlet Center

On April 3, 2007, we completed the sale of an outlet center (the “Tracy Outlet Center”) located in Tracy, California.  The Tracy Outlet Center was sold to a third-party entity, KLP Properties, Inc., for cash consideration of $20,600. The net proceeds from the sale were $20,174, after (i) pro-rations of certain revenues and expenses, (ii) closing costs and fees and (iii) release of certain escrowed funds.

The operating results of the Tracy Outlet Center through the date of disposition are classified as discontinued operations in the Consolidated Statements of Operations for all periods.  In connection with the sale we recorded a gain on disposition of $10,049 which was also included in income from discontinued operations for the year ended December 31, 2007.

Hillsboro Outlet Center

On May 1, 2007, we completed the sale of an outlet center (the “Hillsboro Outlet Center”) located in Hillsboro, Texas.  The Hillsboro Outlet Center was sold to a third-party individual, Steven L. Craig, for cash consideration of $18,600. The net proceeds from the sale were $17,807, after (i) pro-rations of certain revenues and expenses, (ii) closing costs and fees and (iii) release of certain escrowed funds.

The operating results of the Hillsboro Outlet Center through the date of disposition are classified as discontinued operations in the Consolidated Statements of Operations for all periods.  In connection with the sale we recorded a loss on disposition of $1,504 which was also included in income from discontinued operations for the year ended December 31, 2007.

Lodi Outlet Center

On August 7, 2007, we completed the sale of an outlet center (the “Lodi Outlet Center”) located in Lodi, Ohio.  The Lodi Outlet Center was sold to a third-party entity, Gilad Development, Inc., for cash consideration of $20,000. The net payments made by the Company in connection with the sale were $2,374, after (i) repayment of $21,146 of existing mortgage indebtedness on the Lodi Outlet Center, (ii) pro-rations of certain revenues and expenses, (ii) closing costs and fees and (iii) release of certain escrowed funds.

The operating results of the Lodi Outlet Center through the date of disposition are classified as discontinued operations in the Consolidated Statements of Operations for all periods.   In connection with the sale we recorded a gain on the sale of $1,377, which was also included in discontinued operations for the year ended December 31, 2007.

First Horizon Properties

On August 9, 2007, we completed the sale of three outlet centers located in Burlington, WA, Fremont, IN and Oshkosh, WI, respectively (collectively, the “First Horizon Properties”).  The First Horizon Properties were sold to a third-party entity, BFO Factory Shoppes, LLC (the “First Horizon Purchaser”), for a total consideration of $59,100, including the assumption of $52,961 of existing mortgage indebtedness.  The net proceeds from the sale were $4,384, after (i) pro-rations of certain revenues and expenses, (ii) closing costs and fees and (iii) release of certain escrowed funds. In connection with the sale of the First Horizon Properties, we received a promissory note (the “First Horizon Note”) from Horizon Group Properties, LP (the “First Horizon Borrower”), the parent company of the Purchaser, in the amount of $928.  The First Horizon Note bears interest at 12% per annum based on a 360-day year.  Commencing on September 15, 2007 and on the fifteenth day of each calendar month thereafter for a total of twenty-four consecutive months the First Horizon Borrower shall pay installments of principal and interest in the amount of $44 per month.  The outstanding balance of the First Horizon Note was $788 as of December 31, 2007 and was included in other assets in the Consolidated Balance Sheets.

The operating results of the First Horizon Properties through the date of disposition are classified as discontinued operations in the Consolidated Statements of Operations for all periods.  We recorded a gain on disposition of $11,468 which was included in income from discontinued operations for the year ended December 31, 2007.  An additional gain on disposition of $788 representing the outstanding balance of the First Horizon Note was deferred in accordance with FASB No. 66, “Recognition of Sales Profit by the Full Accrual Method” due to the First Horizon Purchaser’s lack of sufficient initial investment and the collectability of the receivable.    The deferred gain is included in other assets in the Consolidated Balance Sheet as of December 31, 2007.

Discontinued Operations

The following summary presents the operating results of the Disposed Properties whose results are classified as discontinued operations in the Consolidated Statements of Operations for all periods:

Years Ended December 31,	2007	2006	2005
Revenues
Base rents	$5,737	$12,801	$15,705
Percentage rents	319	258	654
Tenant reimbursements	4,078	8,788	10,155
Other income	572	1,577	2,363
Total revenues	10,706	23,424	28,877

Expenses
Property operating	3,281	7,927	9,679
Real estate taxes	1,224	2,461	2,684
Depreciation and amortization	57	1,278	7,803
Corporate general and administrative	-	-	-
Interest	3,438	5,712	7,048
Loss on early extinguishment of debt	-	-	1,419
Other charges	570	707	1,195
Total expenses	8,570	18,085	29,828
Income before gain on sale of real estate	2,136	5,339	(951)
Gain on sale of real estate, net (a)	21,390	6,655	1,817
Discontinued operations	$23,526	$11,994	$866

(a) 2007 balance includes tax indemnification amount of $3.7 million pursuant to certain Tax Protection Agreements between Prime Retail, LP and the Series C Preferred Unit Holders.  See Note 15 - "Commitments and Contingencies" for details.

The following summary presents the assets held for sale in the Consolidated Balance Sheets as of December 31, 2006:

As of December 31, 2006

Land	$19,177
Building & Improvements	64,527
Deferred Costs	1,217
Intangible Assets	2,674

$87,595

Note 5 -           Investment in Unconsolidated Joint Venture

We account for our investment in unconsolidated joint venture in accordance with the equity method of accounting as we exercise significant influence, but do not control these entities.  Our investment is recorded initially at our cost and subsequently adjusted for equity in earnings (losses) and cash contributions and distributions.

On December 11, 2003, in connection with POAC’s acquisition of Prime Retail, Inc. (“Prime”), the Company acquired a 30% interest in a joint venture (the "TOW Venture” or “JV") between a wholly-owned subsidiary of Prime and an affiliate of Estein & Associates USA, Ltd.  ("Estein"), a real estate investment company.   The TOW Venture owns three outlet centers located in Birch Run, MI, Williamsburg, VA and Hagerstown, MD, (collectively, the “TOW Properties”),  which contained an aggregate 1,485,000 square feet of GLA.  The Company accounted for its 30% ownership in the TOW Venture using the equity method of accounting. In accordance with FIN46(R) and ARB No. 51, prior to September 2007, Prime did not have the controlling interest in the Triple Outlet World Joint Venture, nor was it identified as the primary beneficiary of the entity.  Therefore, it is appropriate for Prime not to consolidate the JV.  With 30% interest and as the guarantor of certain liabilities of the JV, Prime was presumed to have significant influence over the JV and it is appropriate for POAC to account for its investment in the JV through Prime under equity method in accordance with AICPA Statement of Position 78-9 and EITF Topic D-46 prior to September 2007.

On March 31, 2006, Triple Outlets Acquisition Company, LLC (“TOAC”), a Delaware limited liability company under the control of David Lichtenstein, purchased Estein’s 70% interest in the TOW Venture for approximately $149.3 million in cash, including acquisition related costs, and assumed the existing mortgage indebtedness of approximately $98.2 million.  TOAC allocated the purchase price in accordance with FAS No. 141, which resulted in $239.4 million of long-lived assets, and the following intangible assets and liabilities:

•	$7.8 million of acquired above market leases with an average life of 4.54 years.
•	$4.0 million of acquired leasing costs with an average life of 3.70 years.
•	$19.4 million of acquired lease in place value with an average life of 3.70 years.
•	$9.7 million of acquired below market leases with an average life of 4.15 years.

As TOAC assumed all of Estein’s rights and obligations pursuant to the Amended and Restated Joint Venture Agreement of Triple Outlet World Venture dated March 31, 2006, POAC continued to account for its investment in the TOW Venture using equity method. On September 24, 2007, POAC acquired the 70% interest in the TOW Venture from TOAC.  The Company accounted for such business combination under common control using pool of interest method in accordance of APB No. 16, “Business Combinations” and FAS No. 141, and recorded the aforementioned purchase price allocation basis, net of depreciation and amortization, for the acquired 70% of long-lived assets, and intangible assets and liabilities recorded by TOAC. The aggregate acquisition price, in excess of the net book value of the 70% interest was $52.3 million and was accounted for as distributions to the members of TOAC pro rata to their respective membership interest.

Guarantee of Indebtedness

On March 31, 2006, the Company entered into a partial payment guarantee agreement to guarantee up to $45.0 million plus unpaid interest and certain other items of certain mortgage loans of TOW Venture.  The loans have an aggregate commitment of $317.0 million, and bear interest at the rate of 5.95%.   The loans are scheduled to mature on April 11, 2016.  The liability recognized for this guaranty was $0.5 million on March 31, 2006 and was amortized over the term of the guarantee, which coincides with the term of the loans.

The following summary presents the operating results of the TOW Venture for the years ended December 31, 2005 and 2006 and the approximate nine months ended September 24, 2007:

Period Ended	September 24, 2007	December 31, 2006	December 31, 2005

Revenues
Base rentals	$21,357	$26,144	$24,569
Percentage rentals	885	2,062	1,679
Tenant reimbursements	8,432	12,102	11,307
Other income	1,208	1,901	1,595
Total revenues	31,882	42,209	39,150

Expenses
Property operating	5,888	8,693	8,559
Real estate taxes	2,208	2,859	2,878
Depreciation and amortization	7,825	9,943	9,473
Total expenses	15,921	21,495	20,910

Operating income	15,961	20,714	18,240
Other (charges) income	(1,754)	1,540	(2,587)
Interest expense	(14,404)	(31,619)	(10,817)
Net (loss) income	(197)	(9,365)	4,836

POAC pro rata share of net loss	(59)	(2,810)	1,451
Adjustments:
Adjustments to straight line of base rentals	(225)	(301)	(201)
Deprecation and amortization	539	312	279
Write off of guarantee liability	-	-	-
Interest expense	(1)	988	1,152
Distribution from debt refinancing in excess of POAC's investment in TOW Venture	496	37,866	-
Income from unconsolidated joint venture	$750	$36,055	$2,681

The following summary presents the financial position of the unconsolidated joint venture as of December 31, 2006:

As of December 31, 2006

Land	$26,198
Building and improvements, net	188,121
Cash and restricted cash	6,670
Deferred costs and other assets	17,132

Total Assets	$238,121

Notes payable	$317,000
Accrued interest	1,048
Accounts payable and accrued expenses	5,086
Total liabilities	323,134

Members deficiency	(85,013)

Total liabilities and members' deficiency	$238,121

Other Joint Venture Guarantees

In connection with POAC’s acquisition of Prime and pursuant to certain interest rate subsidy agreements related to the TOW Venture to which affiliates of ours were parties, we were obligated to provide to, or obtain for, the TOW Venture fixed-rate financing at an annual rate of 7.75% for each of the TOW Properties.  If the actual cost of such indebtedness was less than 7.75% at any time during the term of each respective indebtedness,  however,  the  TOW  Venture  was obligated  to  pay  the difference  to us.  In connection with the purchase accounting allocation for POAC’s acquisition of Prime, these interest rate subsidy agreements were valued for an aggregate of $5.0 million on December 11, 2003, included in other assets in the Consolidated Balance Sheets, and amortized over respective terms of the agreements.    All of these interest subsidy agreements were terminated in connection with the TOAC’s purchase of Estein’s 70% interest in the TOW Venture on March 31, 2006 and the unamortized aggregate balance of $2.6 million was written off and included in depreciation and amortization in the Consolidated Statements of Operations for the year ended December 31, 2006.

Note 6 -           Loss on Property Damages Due to Natural Disaster

Prime Outlets - San Marcos (“San Marcos”), our outlet center located in San Marcos, TX, sustained significant damage in April 2006 during a severe hail storm.  The damage did not materially impact our operating results as certain sections of San Marcos were only closed for several days.  In the ordinary course of business, the Company routinely maintains insurance policies whose coverage includes property damage and business interruption.  The Company filed a claim in the amount of $11,259 for the property damage incurred and received net proceeds of $10,517 during 2006.  Because the net carrying value of the damaged assets written off in the amount of $13,175 exceeded the claim for the property damage of $11,259, the Company recorded a loss on property damages due to natural disaster of $2,659, including related expenses of $718, in the Consolidated Statements of Operations for the year ended December 31, 2006.   The Company did not file any claim related to the hail storm under its business interruption insurance coverage.

Prime Outlets - Gulfport (“Gulfport”), our outlet center located in Gulfport, MS, sustained significant damage in August 2005 from Hurricane Katrina.  As a result of the damage incurred, Gulfport was closed for restoration from the date of the damage until November 2005.  In the ordinary course of business, the Company maintains insurance policies whose coverage includes property damage and business interruption. The Company filed a claim in the amount of $14,239 for the property damage incurred and received net proceeds of $13,176 during 2005.  Because the claim for the property damage of $14,239 exceeded the net carrying value of the damaged assets written off in the amount of $6,303, the Company recorded a net gain on insurance settlement of $6,949, net of related expenses of $746, in its Consolidated Statements of Operations for the year ended December 31, 2005.  The Company also filed a claim in the amount of $1,172 under its business interruption insurance coverage to cover lost revenues and other costs incurred during the construction period through the date of re-opening of Gulfport.  This amount is in other income in the Consolidated Statements of Operations for the year ended December 31, 2005 and the corresponding receivable is included in other assets in the Consolidated Balance Sheets at December 31, 2005 and 2006.  The Company received payment in full during 2007.

Note 7 –          Marketable Securities

Between 1996 and 2000, as part of the development of Prime Outlets – Gaffney (“Gaffney”), our outlet center located in Gaffney, SC, substantial utility, infrastructure and other improvements (collectively, the “Infrastructure Improvements”) were made to the land on which Gaffney was built and the adjacent areas.  The original owner of Gaffney purchased two series of Cherokee County, SC, Special Source Revenue Bonds (collectively, the “SSR Bonds”) to fund such infrastructure improvements.  Gaffney, together with the SSR Bonds, were acquired by POAC as part of its acquisition of Prime in December 2003. The SSR Bonds bear interest at an annual rate of 15.00% and 10.00%, respectively, with annual interest and principal payments, and have maturities in 2010 and 2011, respectively.  As of December 31, 2007 and 2006, the aggregate outstanding principal balances of the SSR Bonds were $1.2 million and $1.4 million, respectively.  The SSR Bonds were included in other assets in the Consolidated Balance Sheets.

Between 1998 and 2000, during the development phases of Prime Outlets – Hagerstown (“Hagerstown”), our outlet center located in Hagerstown, MD, the original owner of the TOW Venture purchased three series of Washington County, Maryland Special Obligation Bonds (collectively, the “SO Bonds”) to fund the development of Hagerstown.  The SO Bonds bear interest at an annual rate of 7.00% with semi-annual interest and principal payments and have maturities in 2023, 2024 and 2025, respectively.  The aggregate outstanding principal balances of the SO Bonds were $6,173, on March 31, 2006.  In connection with TOAC’s acquisition of the 70% interest in the TOW Venture on March 31, 2006, the 70% interest in the SO Bonds acquired by TOAC were recorded at fair value by TOAC.  The 70% of excess fair value over the amortized cost basis of the SO Bonds in the amount of $253 was recorded as a premium and is being amortized over the remaining terms of the respective securities.   Commencing September 24, 2007, in connection with our purchase of TOAC’s 70% interest in the TOW Venture, we consolidated 30% of the SO Bonds, at their amortized cost basis previously owned by us through our initial investment in the TOW Venture in December 2003, along with the remaining the 70% interest in the SO Bonds acquired by TOAC at TOAC recorded amortized cost basis.   As of December 31, 2007 and 2006, the aggregate outstanding principal balances of the SO Bonds were $6.0 million and $6.2 million, respectively.  As of December 31, 2007, the SO Bonds were included in other assets in the Consolidated Balance Sheets.  As of December 31, 2006, the SO Bonds were included in other assets on the balance sheet of the unconsolidated joint venture.

During the years ended December 31, 2007, 2006 and 2005, we amortized into interest income $1.7 million, $1.2 million and $0.4 million, respectively, which is included in other income in the Consolidated Statements of Operations.

We have the positive intent and ability to hold the SSR Bonds and SO Bonds through their respective dates of maturity and have recorded them at amortized cost.  Possible other-than-temporary impairment of these Bonds is assessed on an annual basis.  There was no impairment of these Bonds during the years ended December 31, 2007, 2006 and 2005.

Note 8 –          Intangible Assets and Liabilities

The Company has intangible assets relating to acquired (i) above-market leases, (ii) in-place leases, and (iii) leasing costs.  The Company has intangible liabilities relating to acquired below-market leases.  The acquired in-place leases and acquired leasing costs have an average life of 5.7 years and are being amortized as a component of depreciation and amortization in the Consolidated Statements of Operations over the remaining life of the leases of the related property on a straight-line basis. The fair market values of above- and below-market lease intangibles are amortized into base rental revenue over the remaining lease life. The average remaining life of the above- and below-market lease intangibles are approximately 6.5 and 6.2 years, respectively.

The following table sets forth the Company’s intangible assets and liabilities (included in deferred charges, net and accounts payable and other liabilities, respectively, in the Consolidated Balance Sheets) as of December 31, 2007 and December 31, 2006:

	At December 31, 2007			At December 31, 2006
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net

Acquired in-place lease intangibles	$51,854	$(40,281)	$11,573	$32,624	$(25,961)	$6,663

Acquired above market lease intangibles	17,701	(10,930)	6,771	9,186	(5,757)	3,429

Deferred intangible leasing costs	9,438	(6,452)	2,986	5,535	(4,066)	1,469

Acquired below market lease intangibles	(20,650)	13,645	(7,005)	(10,830)	7,818	(3,012)

Actual amortization for the years ended December 31, 2007, 2006, and 2005 was:

	2007	2006	2005

Acquired in-place leases	$5,035	$6,854	$14,160

Acquired leasing costs	1,025	1,204	2,392

Total	$6,060	$8,058	$16,552

Acquired above market leases	1,422	2,189	3,644

Acquired below market leases	(1,478)	(2,205)	(5,299)

Total	$(56)	$(16)	$(1,655)

 The estimated amortization for each of the next five years ended December 31 and thereafter is as follows:

Amortization of:	2008	2009	2010	2011	2012	Thereafter	Total

Acquired above market lease value	$2,894	$1,312	$946	$542	$341	$736	$6,771

Acquired below market lease value	(3,057)	(1,359)	(986)	(623)	(388)	(592)	(7,005)

Projected future net rental income decrease	$(163)	$(47)	$(40)	$(81)	$(47)	$144	$(234)

Acquired in-place lease value	$5,709	$1,820	$1,577	$1,002	$557	$908	$11,573

Acquired leasing costs	1,257	599	434	255	154	287	2,986

Projected amortization	$6,966	$2,419	$2,011	$1,257	$711	$1,195	$14,559

Note 9 – Mortgage Notes Payable and Other Indebtedness

Mortgage notes payable and other indebtedness consisted of the following as of December 31, 2007 and 2006:

	December 31,	December 31,
	2007	2006
5.51% Mortgage Loan, monthly interest-only payments through February 11, 2008, monthly principal and interest payments of $3,585 thereafter through maturity, due January 11, 2016, cross-collateralized by ten properties located throughout the United States	$630,680	$630,680

TOW Mortgage Loan, 5.95%, monthly interest-only payments through May 11, 2008, monthly principal and interest payments of $1,892 therafter through maturity, due April 11, 2016, cross-collateralized by three properties located throughout the United States	317,000	-

5.79% Mortgage Loan, monthly interest-only payments through October 1, 2008, monthly principal and interest payments of $672 thereafter through maturity, due September 1, 2016, cross-collateralized by three properties located throughout the United States	114,720	114,720

5.842% Mortgage Loan, monthly interest-only payments through maturity, due November 6, 2016, cross-collateralized by two properties located in Queenstown, MD and Pismo Beach, CA	100,000	100,000

5.580% Mortgage Loan, monthly principal and interest of $309 through the maturity date, due January 11, 2016, collateralized by three properties located throughout the United States	-	53,378

Pleasant Prairie Expansion Mortgage Loan, 6.01%, monthly interest-only payments through January 1, 2009, principal and interest payments of $230 thereafter through maturity, due December 1, 2106, collateralized by property located in Pleasant Prairie, WI	38,300	38,300

Lodi Mortgage Loan, LIBOR plus 1.75%, (7.08% at December 31, 2006), monthly interest-only payments of $133 through the maturity date, due August 10, 2008, collateralized by property located in Medina, OH.	-	21,600

	$1,200,700	$958,678

Debt Transactions:

5.51% Mortgage Loan

In January 2006, we completed a refinancing transaction and obtained a ten-year, 5.51% fixed rate first mortgage loan in the amount of $630,680 (the “5.51% Mortgage Loan”).  The 5.51% Mortgage Loan (i) required monthly interest-only payments through February 11, 2008 and requires monthly interest and principal amortization of $3,585 thereafter through maturity; (ii) is cross-collateralized by ten properties located throughout the United States; and (iii) matures on January 11, 2016.  The net proceeds from the 5.51% Mortgage Loan were primarily used to (i) repay in full an existing first mortgage loan of $336,000 on these outlet centers; (ii) repay in full a bridge loan of $220,000; (iii) repay in full a mezzanine loan of $30,000; and (iv) fund other general corporate needs. The lender requires, among other items, that annual audited financial statements for the 5.51% Mortgage Loan Properties be delivered within 120 days following the fiscal year end as well as for the delivery of certain other financial information within specified time frames.  While a failure to deliver any of such annual audited financial statements or other financial information within the prescribed applicable time periods may constitute a breach of certain provisions of the pertinent 5.51% Mortgage Loan documents, the failure to so deliver is not an automatic Event of Default, as defined, under the 5.51% Mortgage Loan documents.  An Event of Default under the 5.51% Mortgage Loan documents will only occur with respect to such failure to timely deliver such annual audited financial statements or other financial information following receipt of written notice from the lender and a subsequent failure to cure within 30 days (which 30 day period may be extended an additional 90 days if the borrowers are diligently and continuously effectuating a cure).  Accordingly, the lender may not exercise any rights or remedies because of an Event of Default under the 5.51% Mortgage Loan documents as a result of the failure to deliver the annual audited financial statements or other financial information until said written notice has been delivered and the cure period has expired.  Subsequent to the initial loan closing, the Company has delivered annual unaudited financial statements to the lender and has not received any written notice from the lender requesting annual audited financial statements.   In addition, the Single Purpose Entity requirement, as defined in the pertinent 5.51% Mortgage Loan documents prohibits the ownership of any assets or properties other than the collateral by the collateral owner.  The owner of Prime Outlets – San Marcos, one of the properties collateralizing the 5.51% Mortgage Loan, however, owns a parcel of adjacent land that is not included as part of the collateral, which constitutes a technical default under the 5.51% Mortgage Loan documents.    This loan was assumed by Simon in connection with the contribution transactions with Simon described in Note 16 – “Subsequent Events”.

TOW Mortgage Loan

In March 2006, in connection with TOAC’s acquisition TOW Venture completed a refinancing transaction of the TOW Properties and obtained ten-year 5.95% fixed rate first mortgage loan in the amount of $317,000 (the “TOW Mortgage Loan”).  The TOW Mortgage Loan is (i) cross-collateralized by the TOW Properties; (ii) required monthly interest-only payments through May 11, 2008 and requires monthly interest and principal amortization of $1,892 thereafter through maturity; and (iii) matures on April 11, 2016.  The net proceeds from the TOW Mortgage Loan were primarily used to (i) repay in full three existing first mortgage loans aggregating $140,236 on the TOW Properties (see “Defeasance Transactions” below for additional information); (ii) fund TOAC’s acquisition of Estein’s 70% ownership interest in the TOW Venture (see Note 5 – “Investment in Unconsolidated Joint Venture” for additional information) and (iii) make distributions to the partners of the Company.

Subsequent to the closing of the TOW Mortgage Loan, without the acknowledgment or prior consent from its servicer (the “TOW Servicer”), the Company and its subsidiaries and affiliates, completed certain actions related to a portion of their ownership interests in the TOW Properties (the “TOW Actions”).  Such TOW Actions occurred during 2007 and 2008 and were in violation of several provisions of the loan documents which could have caused the entire TOW Mortgage Loan to become fully recourse (the “Entire Recourse Liability”) to the Company.

During 2009, the Company and its subsidiaries and affiliates (the “Prime Parties”) initiated discussions with the TOW Servicer concerning certain remedial actions involving their ownership interests in the TOW Properties (the “Unwind Actions”) to substantially restore the TOW ownership structure to that in place prior to the TOW Actions, and began negotiating a Reaffirmation, Consent and Acknowledgment Agreement (the “TOW Agreement”) with the TOW Servicer pursuant to which the TOW Servicer would consent to the Unwind Actions and would agree that, upon completion of the Unwind Actions in connection with the execution of the TOW Agreement, (i) there would be no Entire Recourse Liability under the TOW Mortgage Loan and (ii) any remedies available under the TOW Documents would be waived solely with respect to, or as a result of, the TOW Actions.  This loan was assumed by Simon in connection with the contribution transactions described in Note 16 – “Subsequent Events”, the Prime Parties and the TOW Servicer have mutually agreed to suspend the Unwind Actions pending alternative resolutions to be reached in conjunction with the closing of the contribution transactions.  During 2009, the Company incurred costs of approximately $2.0 million related to the resolution of such matters.

5.79% Mortgage Loan

In August 2006, we completed a refinancing transaction and obtained a ten-year, 5.79% fixed rate first mortgage loan in the amount of $114,720 (the “5.79% Mortgage Loan”) and a two-year first mortgage loan bearing a variable interest rate of LIBOR plus 1.75% (the “Lodi Mortgage Loan”) in the amount of $21,600.  The 5.79% Mortgage Loan (i) required a monthly interest-only payment through October 1, 2008 and requires monthly interest and principal amortization of $672 thereafter through maturity; (ii) is cross-collateralized by three outlet centers located in Calhoun, GA; Gaffney, SC; and Lee, MA; and (iii) matures on September 1, 2016.  The Lodi Mortgage Loan (i) required monthly interest-only payments; (ii) matured on August 10, 2008; and (iii) was collateralized by the Lodi Outlet Center.  The net proceeds from the 5.79% Loan and the Lodi Mortgage Loan were primarily used to (i) repay in full an existing first mortgage loan on these four outlet centers in the amount of $108,176 and (ii) fund other general corporate needs.  The Lodi Mortgage Loan was subsequently repaid in full in connection with the August 2007 sale of the Lodi Outlet Center.  See Note 4 – “Property Dispositions” for additional information.

6.01% Mortgage Loan

In August 2006, we obtained a ten-year, 6.01% fixed rate first mortgage loan in the amount of $38,300 (the “Pleasant Prairie Expansion Mortgage Loan”) to fund an expansion of Prime Outlets – Pleasant Prairie, our outlet center located in Pleasant Prairie, WI.  The Pleasant Prairie Expansion Mortgage Loan was fully funded into an escrow account at closing and all proceeds were subsequently drawn by us during the remainder of 2006 as applicable construction costs were incurred.  The construction was completed during 2006.  The Pleasant Prairie Expansion Mortgage Loan (i) requires a monthly interest-only payment through January 1, 2009 and monthly interest and principal amortization of $230 thereafter through maturity; (ii) is collateralized by the expansion to the property located in Pleasant Prairie, WI; and (iii) matures on December 1, 2016.

5.842% Mortgage Loan

In October 2006, we completed a refinancing transaction and obtained a ten-year, 5.842% fixed rate first mortgage loan in the amount of $100,000 (the “5.842% Mortgage Loan”).  The 5.842% Mortgage (i) requires a monthly interest-only payment; (ii) is cross-collateralized by two outlet centers located in Queenstown, MD and Pismo Beach, CA; and (iii) matures on November 6, 2016.  The net proceeds from the 5.842% Mortgage Loan were used to (i) to repay in full existing first mortgage loans aggregating $64,001 on these two outlet centers plus outlet centers located in Tracy, CA and Hillsboro, TX; (ii) fund $3,460 of escrow reserves for future leasing-related expenditures; and (iii) fund other general corporate needs.  The outlet centers located in Tracy, CA and Hillsboro, TX were subsequently sold in April 2007 and May 2007, respectively.  See Note 4 – “Property Dispositions” for additional information.

5.58% Mortgage Loan

In August 2007, we sold the First Horizon Properties and in connection with the sale of these properties, their existing first mortgage loan in the amount of $52,961 was assumed by the third-party purchaser.  See Note 4 – “Property Dispositions” for additional information.

Pledges of Collateral

As of December 31, 2007 and 2006, in additional to the aforementioned loan provisions, substantially all of our assets were pledged as collateral for our debt and most of our indebtedness is subject to various financial reporting requirements and financial covenants such as debt service coverage ratios, minimum net worth requirements, current ratios, minimum liquid asset requirements and other prescribed criteria. For the years ended December 31, 2007, 2006 and 2005, the lenders have not raised any issues or concerns with respect to the financial information and financial covenant calculations submitted by the Company. Generally, all of our outstanding fixed-rate mortgages may not be prepaid but for collateral release through the payment of a yield-maintenance premium or defeasance.

Citi Loan Pledge

In connection with DL’s personal borrowing of certain loans from Citicorp USA, Inc. (“Citi”) in 2007, (i) DL executed a series of pledge agreements, pursuant to the terms of which DL purported to pledge to Citi 100% of his interest in Lightstone Prime, LLC, which in turn holds a 60% membership interest in POAC and (ii) Lightstone Holdings, LLC (“LH”), an entity wholly owned by DL, executed a series of pledge agreements, pursuant to the terms of which LH purported to pledge to Citi 58.3% of its 84.015% interest in Ewell Holdings, LLC, an affiliate of the Company.  Such pledges may constitute a default under the transfer restrictions of (i) the Pleasant Prairie Expansion Mortgage Loan, (ii) the 5.79% Mortgage Loan, and (iii) the 5.842% Mortgage Loan.  The lender/servicers under the TOW Mortgage Loan have asserted that these pledges violated the TOW Mortgage Loan.  Given the similarity of loan documentation, the 5.51% Mortgage Loan lender/servicers may make the same assertion.  If the pledges are deemed to have breached any of the loans’ transfer restrictions, the lenders of the breached loans have the right to accelerate such loans.  In addition, the transfers associated with the 5.842% Mortgage Loan may make the loan fully recourse to the Company.  DL’s personal borrowing from Citi was repaid in full and the pledge agreements were terminated in connection with the transaction with Simon (see Note 16 – “Subsequent Events” for additional information).

Debt Obligations

The scheduled principal maturities and principal amortization of our debt and related weighted-average contractual interest rates by year of maturity as of December 31, 2007 are as follows:

		Principal

Years Ended December 31,	Weighted Average Interest Rates	Maturities and Principal Amortization
2008	5.62%	$10,001
2009	5.67%	14,065
2010	5.67%	14,892
2011	5.67%	15,769
2012	5.67%	16,525
Thereafter	5.70%	1,129,448
	5.70%	$1,200,700

Interest Expense

Interest expense is comprised of the following:

Years Ended December 31,	2007	2006	2005
Interest incurred	$55,103	$48,840	$52,471
Amortization of deferred financing costs	1,588	2,249	9,097
Amortization of discounts	-	(724)	(929)
Interest capitalized to development projects	(330)	(1,036)	(798)
Total	$56,361	$49,329	$59,841

Interest paid	$53,572	$48,048	$47,756

Changes in Mortgages Payable and Other Indebtedness

The changes in mortgages and other indebtedness for the years ended December 31, 2007 and 2006 are as follows:

December 31,	2007	2006
Balance, Beginning of Year	$958,678	$856,358
Additions during period:
New Loan Originations	-	905,300
Loans assumed in acquisitions and consolidations	317,000	-
Deductions during period:
Loan Retirements	(74,978)	(802,358)
Scheduled Principal Amortization	-	(622)
Balance, End of Year	$1,200,700	$958,678

Defeasance Transactions

In August 2004, in connection with the refinance of an outlet property located in Pleasant Prairie, WI, which was originally part of a collateral pool for a loan of $65.0 million (the “Loan”) maturing March 11, 2006, we defeased $26.5 million of the Loan (“Partial Defeasance”) and deposited government securities with a carrying amount of $29.2 million (the “Partial Defeasance Collateral”) into a trust to meet the debt service requirements on the defeased portion of the Loan.   Interest income from the securities was $404 for the year ended December 31, 2005 and included in other income in the Consolidated Statement of Operations.  Interest expense for the defeased portion of the Loan was $1.4 million for the year ended December 31, 2005 and is included in interest expense in the Consolidated Statements of Operations.

In December 2005, in connection with the assumption of the Loan and the Defeasance Collateral by a third-party entity, we fully defeased the Loan and was released from the rights and obligations associated with the Loan and the related defeasance collateral, including the Partial Defeasance Collateral.  As a result, we wrote off the outstanding Loan balance of $54.0 million and corresponding defeasance collateral of $55.6 million, and recognized a loss of $800 in interest expense and other finance charges in the Consolidated Statements of Operations for the year ended December 31, 2005.

Note 10 –	Redeemable Preferred Units

In connection with POAC’s acquisition of Prime on December 11, 2003, the agreement of limited partnership of Prime Retail, L.P., the operating partnership of Prime, was amended and restated (the "Amended Partnership Agreement") pursuant to which the common units in the operating partnership (other than common units held by POAC) were converted into a like number of preferred units in the operating partnership (the "Preferred Units"). Each holder of the Preferred Units are entitled to, among other things, require the operating partnership to redeem all of such holder’s Preferred Units for an amount per unit equal to $0.17 plus accrued and unpaid distributions at the rate of 6% per annum (the “Dividend Rate”).   Approximately 10.8 million common units were converted to Preferred Units upon closing of the acquisition and were recorded at their fair value of $1,640 as of December 11, 2003, of which $1,831 represented the maximum redemption value and was recorded as mezzanine equity (“Mezzanine Equity”) in accordance with EITF No. D-98, “Classification and Measurement of Redeemable Securities”, and $191, representing fair value difference between the Dividend Rate and the prevailing market rates for similar instruments at the acquisition, was recorded as a reduction of the members’ equity in the Consolidated Balance Sheets.  There were 10.8 million Preferred Units outstanding as of December 31, 2007 and 2006, representing a balance of $1,831 in Mezzanine Equity in the Consolidated Balance Sheets as of December 31, 2007 and 2006, respectively.  Distributions of $110, $110 and $110 were paid to the Preferred Unit holders during 2007, 2006 and 2005, respectively and are included in preferred distributions in the Consolidated Statements of Operations.

Note 11 –	Related Party Transactions

We account for related party transactions under the guidance of FASB Statement No. 57, “Related Party Disclosures”.

Services Provided to and Received from Related Parties

The Company, through certain subsidiaries has provided or provides certain management, leasing, marketing and development services (collectively, “Property Management Services”) to the TOW Venture as well as other properties owned by certain of its affiliates (the “Affiliated Properties”) under various management agreements.  As consideration for its Property Management Services, the Company charges fees (“Property Management Fees”) which are included in other income in the Consolidated Statements of Operations.  Although the Company believes the Property Management Fees it charges for its Property Management Services approximate prevailing market rates, transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist.

The Company provided Property Management Services and charged Property Management and Leasing Fees to the TOW Venture during the period when it was an unconsolidated joint venture in which POAC had a 30% ownership interest.  Commencing with the Company’s acquisition of the remaining 70% ownership interest in the TOW Venture from TOAC on September 24, 2007 no additional Property Management and Leasing Fees were recorded by the Company because the operating results and financial condition of the TOW Venture were fully consolidated with those of the Company.  See Note 5 – “Investment in Unconsolidated Joint Venture” for additional information.  During the periods ended December 31, 2006 and 2005, the Company charged the TOW Venture approximately $2.9 million and $2.8 million of Property Management Fees for its Property Management Services.  During the period January 1, 2007 through September 24, 2007, the Company charged the TOW Venture approximately $2.7 million of Property Management Fees for its Property Management Services.

The Company provided Property Management Services to Affiliated Outlet Properties during 2007, 2006 and 2005.  In accordance with the terms of the respective agreements, Property Management and Leasing Fees totaled $3.2 million, $1.6 million and $0.6 million during the years ended December 31, 2007, 2006 and 2005, respectively.  These expenses are included in other charges in the Consolidated Statements of Operations.

The Company provided Property Management Services to the Affiliated Properties for which it did not receive full payment during 2007, 2006 and 2005.  In accordance with the terms of the respective agreements, Property Management Fees totaled $5.3 million, $4.2 million and $1.6 million during the years ended December 31, 2007, 2006 and 2005, respectively.  However, the Company only recognized Property Management Fees of $0, $0.8 million and $1.4 million during the years ended December 31, 2007, 2006 and 2005, respectively, as these amounts were the only amounts paid.  Additionally, certain expenses paid by the Company on behalf of the Affiliated Properties totaling $3.1 million, $0.3 million and $0 million for the years ended December 31, 2007, 2006 and 2005, respectively, were not reimbursed.  These expenses are included in other charges in the Consolidated Statements of Operations.

The Lightstone Group, Inc. is a company owned and operated by DL, one of our members, and/or its affiliates (collectively, “Lightstone”).  Lightstone obtains commercial general liability, fire, flood, extended coverage and rental loss insurance for us at potentially lower costs because it aggregates all of our properties together with properties owned by it and its affiliated entities.   Insurance related expenses totaled $2.7 million, $2.1 million and $1.5 million during the years ended December 31, 2007, 2006 and 2005, respectively, and are included in property operating expenses in the Consolidated Statements of Operations.

Lightstone and affiliates of the Company provide certain asset management, risk management, and other services to the Company.  During the years ended December 31, 2007, 2006 and 2005, the amounts charged to the Company for these services were $5.4 million, $5.5 million, and $1.9 million and are primarily included as a component of general and administrative expenses in the Consolidated Statements of Operations.  At December 31, 2007 and 2006, the Company had accrued approximately $1.0 million and $0.8 million, respectively, related to these fees which are included in due to affiliates, net in the Consolidated Balance Sheets. During 2009, the Company was released from its obligation to pay these accrued asset management fees.  As of December 31, 2007 and 2006, the Company owed $0.1 million and $2.3 million as a result of advances received from Lightstone.  Additionally, certain expenses incurred by the Company are occasionally paid up front in advance by Lightstone and subsequently reimbursed by the Company.

In addition, Lightstone allocates certain shared corporate general and administrative expenses to the Company such as office rent, software maintenance costs, postage costs, office supplies expense, and equipment expense.  Various allocation methods, such as number of tenants or square footage or number of properties, are used to allocate such expenses, which are included in corporate general and administrative expense in the Consolidated Statements of Operations, to the Company.  Additionally, certain expenses incurred by the Company are occasionally paid up front by Lightstone and subsequently reimbursed by the Company.

Guarantee of Indebtedness of an Affiliate

On December 8, 2006, the Company entered into a partial payment guarantee agreement to guarantee up to $72.5 million plus unpaid interest and certain other items of certain construction loans of Mill Run, LLC, an entity owned by Members of the Company and an affiliate of the Company.  The Company also guaranteed the performance and completion of the associated construction project, which the borrower had fully satisfied upon completion of the construction project during 2008.  The construction loans have an aggregate commitment of $290.0 million, and bear interest at the rate of 30-day LIBOR plus 2.10%.   The loans were initially scheduled to mature on November 21, 2009 with a 12-month extension option.  The liability recognized for this guaranty was $0.8 million on December 8, 2006, was amortized over the term of the guarantee, which coincides with the term of the construction loans and is included in accounts payable and other liabilities on the consolidated balance sheets as of December 31, 2007 and 2006.

Note 12 –	Employee Benefit Plans

We maintain a tax-qualified retirement plan, with a salary deferral feature designed to qualify under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”), which covers substantially all of our officers and employees. The 401(k) Plan permits our employees, in accordance with the provisions of Section 401(k) of the Internal Revenue Code, to defer up to the IRS annual maximum of their eligible compensation on a pre-tax basis. Employee contributions are fully vested and employees started to receive an employer matching contribution equal to 25% of the employee’s contributions per pay period up to 6% of their compensation per pay period during 2006. Employees vest in the employer matching contribution over a five-year period. The employer matching contribution expense for the years ended 2007, 2006 and 2005 were approximately $131, $107 and $0, respectively.  We do not offer any other postretirement or post-employment benefits to our employees.

Note 13 –	Tenant Leases

The Company has entered into operating lease agreements with tenants with initial lease terms ranging from 1 to 15 years at lease inception.  Future minimum rentals to be received under such non-cancelable operating leases, excluding the effect of straight-line rent, percentage rent based on tenant sales volume, and tenant reimbursements of property operating expenses and real estate taxes, as of December 31, 2007, are as follows:

Year ending December 31,
2008	118,238
2009	108,863
2010	98,377
2011	85,152
2012	70,424
Thereafter	199,727

$680,781

Note 14 –	Fair Values of Financial Instruments

SFAS No. 107, “ Disclosures About Fair Value of Financial Instruments” (“FAS No. 107”) and SFAS No. 119, “ Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments ,” require disclosure of the fair value of certain on- and off-balance -sheet financial instruments for which it is practicable to estimate fair value, defined by FAS No. 107 as the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale.

The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, due from affiliates and accounts payable approximate their fair values because of the short maturity of these instruments. We estimate the fair value of our held-to-maturity marketable securities using discounted cash flow methodology, using discount rates, which, in the opinion of management, best reflect current market interest rates of financial instruments with similar characteristics and credit quality. We estimate the fair values of our mortgages using cash flows discounted at current market rates. We estimate the fair values of our fixed-rate unsecured notes, when applicable, using discounted cash flow methodology, using discount rates, which, in the opinion of management, best reflect current market interest rates on financing with similar characteristics and credit quality. Fair values of our derivative instruments are approximated using current market data received from financial sources that trade such instruments and are based on prevailing market data and derived from third party proprietary models based on well recognized financial principles and reasonable estimates about relevant future market conditions.

The carrying value and estimated fair values of financial instruments for our consolidated indebtedness as of December 31, 2007 and 2006 is summarized as follows:

	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value

Financial Assets:
Marketable Securities	$7,430	$7,564	$1,448	$1,288

Financial liabilities:
Mortgage notes payable—fixed-rate	$1,200,700	$1,153,762	$937,078	$938,592
Mortgage notes payable—variable-rate	$-	$-	$21,600	$21,988

Note 15 –	Commitments and Contingencies

Legal Proceedings

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

As of the date hereof, we are not presently involved in any material litigation nor, to our knowledge, is any material litigation threatened against us or our properties, other than routine litigation arising in the ordinary course of business. We believe that the costs, if any, incurred by us related to litigation will not materially affect our consolidated financial position, operating results or liquidity.

Under various federal, state, and local laws, ordinances, and regulations, an owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances, or petroleum product releases, at its properties. The owner may be liable to governmental entities or to third parties for property damage, and for investigation and cleanup costs incurred by such parties in connection with any contamination. Management is unaware of any environmental matters that would have a material impact on the Company’s Consolidated Financial Statements.

Lease Commitments

Our corporate offices located at 217 East Redwood Street, Baltimore, Maryland are subject to an operating lease agreement effective July 14, 2004. The lease is for approximately 20,430 square feet and expires on October 31, 2011.  For each of the years ended December 31, 2007, 2006 and 2005, we recorded base rent expense on a straight-line basis of $378, and included them in corporate general and administrative expenses in the Consolidated Statements of Operations.

The following is a schedule of future minimum lease payments under our operating lease as of December 31, 2007.

Year ending December 31,
2008	$397
2009	409
2010	421
2011	360

$1,587

Prime Outlets – Gulfport, our outlet center located in Gulfport, MS, is subject to a ground lease (the “Gulfport Ground Lease”). The initial term of the Gulfport Ground Lease expires in 2034, with an option to extend another 25 years.  The Gulfport Ground Lease requires us to make fixed annual rental payments.  For each of the years ended December 31, 2007, 2006 and 2005, we recorded ground lease expense on a straight-line basis of $231, which is included in other charges in the Consolidated Statements of Operations).

Future minimum lease payments due under the Gulfport Ground Lease for years ending December 31, excluding the extension option, are as follows:

Year ending December 31,
2008	$121
2009	124
2010	131
2011	138
2012	145
Thereafter	5,849

$6,508

Insurance

We maintain commercial general liability, fire, flood, extended coverage and rental loss insurance on all of our properties in the United States.  We currently maintain insurance coverage against acts of terrorism on all of our properties in the United States in the amount of up to $375 million per occurrence and in the annual aggregate.  Despite the existence of this insurance coverage, any threatened or actual terrorist attacks in high profile markets could adversely affect our property values, revenues, consumer traffic and tenant sales.

Tax Protection Agreements

In connection with POAC’s acquisition of Prime in December 2003, Prime Retail, L.P., POAC’s operating partnership, entered into a tax protection agreement (the “Series C Tax Protection Agreement”) with the holders of Series C Preferred Units (see Note 10 – “Redeemable Preferred Units” for additional information on the Series C Preferred Units.)  Under the terms of the Series C Tax Protection Agreement, the Company agreed to indemnify the holders of Series C Preferred Units with respect to certain properties, for a period of seven years ending December 31, 2010 for, among other items, certain federal and state income tax liabilities resulting from the income or gain to be recognized upon the Company’s failure to maintain prescribed levels of debt encumbering such properties, direct or indirect sale of such properties, or exchange or disposition (including by way or merger, sale of assets, or otherwise) of any portion of our interests in such properties.

During the year ended December 31, 2007, the Company sold Tracy Outlet Center, Hillsboro Outlet Center and First Horizon Properties (the "Relinquished Properties") to third party purchasers (see Note 4 – “Properties Dispositions” for additional information), and acquired 70% of TOW Venture (see Note 5 – “Investment in Unconsolidated Joint Venture” for details) as replacement assets (the "Replacement Properties") in a transaction that was intended to qualify as a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.  The Relinquished Properties were subject to the Series C Tax Protection Agreement.  The Company believes that it is not more likely than not that the transaction would withstand a challenge if it was audited by the Internal Revenue Service.  The Company determined that the range of the potential indemnification to the holders of Series C Preferred Units attributable to the transaction is between $3.7 million and $5.2 million.  As of December 31, 2007, pursuant to FASB Statement No. 5, “Accounting for Contingencies” and FIN 14 “Reasonable Estimation of the Amount of Loss – an Interpretation of FASB No. 5”, the Company has recorded a contingent liability of $3.7 million representing the Company’s minimum amount tax indemnification liabilities. This liability is included in accounts payable and other liabilities in the Consolidated Balance Sheets.   The corresponding expense was netted against the gains on sale of the Relinquished Properties and included in income from discontinued operations in the Consolidated Statements of Operations for the year ended December 31, 2007.

Note 16 –Subsequent Events

On June 26, 2008, LVP REIT LP entered into a Contribution and Conveyance Agreement (the “POAC Agreement”) with AR Prime Holdings LLC (“ARP”), a non-managing member of POAC.  Pursuant to the POAC Agreement, ARP shall contribute its 25% non-managing member interest in POAC (the “POAC Interest”) to LVP REIT LP in exchange for Common and Series A Preferred Units of LVP REIT LP.   In March 2009, the POAC Agreement was consummated and in exchange for the POAC Interest, the Operating Partnership issued to ARP (i) 284,209 Common Units, valued at the closing at $2,842, and (ii) 53,146 Series A Preferred Units, with an aggregate liquidation preference of $53,146.

On August 25, 2009, LVP REIT LP executed another Contribution and Conveyance Agreement and closed an exchange transaction with JT Prime LLC (“JT Prime”), a non-managing member of POAC, pursuant to which JT Prime contributed to LVP REIT LP a 15% non-managing membership interest in POAC in exchange for 85,100 units of common limited partnership interest and 16,169 Series A preferred limited partnership units in LVP REIT LP.

In August 2008, we obtained a one-year, LIBOR plus 3.00% floating rate loan with an interest rate floor of 6.00% with a one-year extension option subject to certain conditions (the “Grand Prairie Land Loan”).  The total commitment amount of the Grand Prairie Land Loan was $8,739.  The Grand Prairie Land Loan (i) was initially funded for $7,572; (ii) required monthly accrual of interest towards the principal balance through the initial maturity date; (iii) is collateralized by a parcel of land located in Grand Prairie, TX; and (iii) initially matured on August 13, 2009.  The initial net proceeds from the Grand Prairie Land Loan were used to acquire a parcel of land located in Grand Prairie, TX for future development of an outlet center (see Note 3 – “Development Activities” for additional information).  As of December 31, 2008, the unfunded commitment was $1,028 and the outstanding balance of the Grand Prairie Land Loan was $7,711, which includes interest accrued to principal during the year ended December 31, 2008 in the amount of $139.  At its initial maturity date on August 13, 2009, the outstanding balance of the Grand Prairie Land Loan was $8,029 which included additional interest accrued to principal subsequent to December 31, 2008 in the amount of $318.  In connection with the extension of the maturity date of the Grand Prairie Land Loan to August 13, 2010, the Company made a principal pay-down of $1,449 in November 2009 reducing the outstanding principal balance to $6,650.  Additionally, the interest rate on the Grand Prairie Land Loan was adjusted to LIBOR plus 3.25% with an interest rate floor of 6.25%.  During the extension period, the Grand Prairie Land Loan requires monthly interest-only payments.  There were no other changes to Grand Prairie Land Loan’s terms and conditions and there are no additional extension options available.

On December 8, 2009, the Company and certain affiliates entered into a definitive agreement (the “Contribution Agreement”) with Simon, whereby all of the outlet shopping center business of the Company would be contributed to Simon in a transaction valued at approximately $2.3 billion, including the assumption of the Company’s existing indebtedness and its Preferred Units. Under the terms of the Contribution Agreement, Simon will pay equity consideration of approximately $0.7 billion for the members' interests in the Company. The equity consideration will generally be comprised of 80% in cash and 20% in Simon common operating partnership units, which will be based on a ten-day trading average of Simon’s common stock shortly before closing, subject to a 10% collar.

On August 30, 2010, the Company completed the transaction with Simon Property Group, Inc., a Delaware corporation, Simon Property Group, L.P., a Delaware limited partnership (“Parent OP”), and Marco Capital Acquisition, LLC, a Delaware limited liability company.

The original deal was amended so that the affiliates of the Company retained its interest in the Livermore and Grand Prairie development projects, which were part of POAC prior to the transaction.  Under the terms of the deal, first announced on December 8, 2009, the completed transaction reflecting the amended agreement is valued at approximately $2.3 billion, including the assumption of approximately $1.55 billion of the Company and certain affiliates existing indebtedness and preferred stock. Simon paid equity consideration to the Company’s owners, generally comprised of 80% cash and 20% in SPG common operating partnership units.  The members of the Company received $474.8 million in total consideration, after transaction expenses.

Lightstone Value Plus Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Financial Information

On January 4, 2007, 1407 Broadway Real Estate LLC (“Owner”), an indirect, wholly owned subsidiary of 1407 Broadway Mezz II LLC (the “Venture”), consummated the acquisition of a sub-leasehold interest in an office building located at 1407 Broadway, New York, New York (the “Office Property”). The Venture is a joint venture between LVP 1407 Broadway LLC, a wholly owned subsidiary of the Partnership, and Lightstone 1407 Manager LLC, an affiliate of Lightstone Value Plus REIT LLC, our Advisor. The acquisition price for the Office Property was $122 million, exclusive of acquisition-related costs.  The Venture funded the acquisition and related closing adjustments through a combination of $26.5 million of capital and a $106.0 million advance on a $127.3 million variable rate mortgage loan secured by the Office Property. Our capital investment was approximately $13.0 million (representing a 49% membership interest that will be accounted for using the equity method of accounting), and related acquisition fee paid to our Advisor (approximately $1.6 million), were funded with proceeds from our common stock offering.

On February 1, 2007, we acquired 12 industrial properties and 2 suburban office buildings (the “Sealy Portfolio”) located in New Orleans, LA and San Antonio, TX.  The acquisition price for the Sealy Portfolio was $63.9 million, exclusive of transaction costs and escrow reserve funding totaling approximately $3.3 million.  The acquisition and closing adjustments were funded through a combination of $14.4 million in offering proceeds and approximately $53.0 million in loan proceeds from a fixed rate mortgage loan secured by the Sealy Portfolio.

On June 29, 2007, we acquired a 6.0 acre land parcel in Lake Jackson, Texas for immediate development of a 61,287 square foot power center. The land was purchased for $1.65 million cash and was funded 100% from the proceeds of our offering. Upon completion in January 2008, the center will be occupied by three triple net tenants: Pet Smart, Office Depot and Best Buy.

On November 16, 2007, we acquired five apartment communities (the “Multi Family Properties”) located in Tampa, Florida (one property), Charlotte, North Carolina (two properties) and Greensboro, North Carolina (two properties) from Camden Operating, L.P. (the “Seller”). The Seller is not affiliated with the Registrant or its subsidiaries. The aggregate acquisition price for Properties was approximately $99.3 million, including acquisition-related transaction costs.

Approximately $20.0 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and approximately $79.3 million was funded with a five substantially similar fixed rate loans with Fannie Mae secured by each of the Properties. In connection with the acquisition of the properties, our Advisor received an acquisition fee of 2.75% of the gross contract price for the Properties or approximately $2.65 million

On June 26, 2008, the Company, through the Operating Partnership, entered into Contribution and Conveyance Agreements between the Operating Partnership and (i) Arbor Mill Run JRM LLC, a Delaware limited liability company (“Arbor JRM”) and (ii) Arbor National CJ, LLC, a New York limited liability company (“Arbor CJ”), pursuant to which Arbor JRM and Arbor CJ contributed to the Operating Partnership an aggregate 22.54% membership interest (the “Mill Run Interest”) in Mill Run. The Mill Run Interest is a non-managing interest, with consent rights with respect to certain major decisions. The Company’s sponsor is the managing member and owns 55% of Mill Run. The acquisition price for the Mill Run Interest was approximately $85.0 million, $19.6 million of which was in the form of equity and $65.4 million in the form of indebtedness secured by the Mill Run Properties. As the Company has recorded this investment in accordance with the equity method of accounting, the indebtedness is not included in the Company’s investment. In connection with this transaction, Lightstone Value Plus REIT LLC, our advisor, received an acquisition fee equal to 2.75% of the acquisition price, or approximately $2.4 million. Closing costs totaled approximately $1.1 million. These costs are included in general and administrative expenses. In exchange for the Mill Run Interest, the Operating Partnership issued (i) 96,000 units of common limited partnership interest in the Operating Partnership (“Common Units”) and 18,240 Series A preferred limited partnership units in the Operating Partnership (the “Preferred Units”) with an aggregate liquidation preference of $18,240,000 to Arbor JRM and (ii) 2,000 Common Units and 380 Preferred Units with an aggregate liquidation preference of $380,000 to Arbor CJ. The total aggregate value of the Common Units and Preferred Units issued by the Operating Partnership in exchange for the Mill Run Interest was $19,600,000. In connection with the acquisition of the Mill Run Properties our Advisor received an acquisition fee of 2.75% of the gross contract price for the Mill Run Properties or approximately $2.4 million.

In connection with the contribution of the Mill Run Interest, the Company made loans to Arbor JRM and Arbor CJ in the aggregate principal amount of $17.6 million (the “Mill Loans”), which is classified as contra-equity. The Mill Loans are payable semi-annually and shall accrue interest at an annual rate of 4%. The Mill Loans mature on July 1, 2016 and contain customary events of default and default remedies. The Mill Loans require Arbor JRM and Arbor CJ to prepay their respective loans in full upon the redemption of the Preferred Units by the Operating Partnership. The Mill Loans are secured by the Preferred Units and Common Units issued in connection with the acquisition of the Mill Run Interest.

The Company and the Company’s Operating Partnership entered into a Contribution and Conveyance Agreement (the “AR Prime Contribution Agreement”) with AR Prime Holdings LLC, a Delaware limited liability company (“AR Prime”), dated as of June 26, 2008, pursuant to which, on March 30, 2009, AR Prime contributed to the Operating Partnership AR Prime’s 25% membership interest (the “POAC Interest”) in Prime Outlets Acquisition Company LLC, a Delaware limited liability company (“POAC”).   POAC owns 18 factory outlet shopping centers located in 15 different states across the United States. The acquisition price for the POAC Interest was approximately $356 million, $56 million of which was in the form of equity and $300 million in the form of indebtedness secured by the POAC Properties. As the Company has recorded this investment in accordance with the equity method of accounting, the indebtedness is not included in the Company’s investment.  In connection with this transaction, the Company’s advisor received an acquisition fee equal to 2.75% of the acquisition price, or approximately $9.8 million. Closing costs totaled approximately $15.4 million including the $9.8 million acquisition fee.  In exchange for the POAC Interest, the Operating Partnership issued to AR Prime (i) 284,209 Common Units, valued at the closing at $2,842,095, and 53,146 Series A Preferred Units, with an aggregate liquidation preference of $53,146,316.

In addition, in connection with the AR Prime Contribution Agreement, on June 26, 2008 the Company made a loan to AR Prime in the principal amount of $49,500,000 (the “POAC Loan”), which POAC Loan is evidenced by a Promissory Note dated June 26, 2008 (the “POAC Note”) made by AR Prime in favor of the Company.  In addition, on March 30, 2009, the Company made an additional Loan to AR Prime in the principal amount of $1,657,708 (the “Additional POAC Loan”).  As security for the POAC Loan and the Additional POAC Loan, on March 30, 2009, pursuant to a Pledge Agreement dated as of such date, AR Prime pledged to the Company all of Common Units and Series A Preferred Units issued to AR Prime in exchange for the POAC Interest.  These loans are classified as within minority interest as a result of the Pledge Agreement.

The Company has also made two acquisitions in 2007 which were not considered material acquisitions.  The Company has not made any adjustments on a pro forma basis for these two acquisitions, specifically, the acquisition of two hotels in Houston, Texas and one industrial property in Sarasota, Florida.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As Of September 30, 2008

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired the POAC Interest on September 30, 2008 and is not necessarily indicative of what the actual financial position would have been had we completed the transactions on September 30, 2008, nor does it purport to represent our future operation. This Pro Forma Consolidated Balance Sheet should be read in conjunction with the historical financial statements and notes thereto as filed in the quarterly report on Form 10-Q for the nine months ended September 30, 2008.

	As of September 30, 2008, as reported (a)	Pro Forma Adjustments (b)			Pro Forma as of September 30, 2008
	(unaudited)
Assets
Investment property:
Land	$62,053,867	$			$62,053,867
Building	247,536,946				247,536,946
Construction in progress	21,676,009				21,676,009
	331,266,822		-		331,266,822
Less accumulated depreciation	(10,445,917)				(10,445,917)
Net investment property	320,820,905		-		320,820,905

Investments in unconsolidated affiliated real estate entities	23,648,164		69,171,298	(c)	92,819,462
Investment in affiliate, at cost	10,150,000				10,150,000
Cash	69,549,490				69,549,490
Marketable securities	11,443,048				11,443,048
Restricted escrows	10,003,285				10,003,285
Due from sponsor	2,687,763				2,687,763
Tenant and other accounts receivable, net	1,572,596				1,572,596
Note receivable	49,500,000		(49,500,000	)(d)	-
Acquired in-place lease intangibles,net	1,328,278				1,328,278
Acquired above market lease intangibles, net	528,139				528,139
Deferred intangible leasing costs, net	792,329				792,329
Deferred leasing costs, net	562,271				562,271
Deferred financing costs, net	2,227,443				2,227,443
Prepaid expenses and other assets	3,142,602				3,142,602
Total Assets	$507,956,313		$19,671,298		$527,627,611

Liabilities and Stockholders' Equity
Mortgage payable	$238,966,203	$			$238,966,203
Note payable	7,416,941				7,416,941
Accounts payable and accrued expenses	12,824,161				12,824,161
Tenant allowances and deposits payable	975,189				975,189
Distributions payable	4,931,064				4,931,064
Prepaid rental revenues	1,040,078				1,040,078
Acquired below market lease intangibles, net	1,456,778				1,456,778
	267,610,414		-		267,610,414

Minority interest in partnership	28,467,316		6,488,411	(d) (e)	34,955,727

Commitments and contingencies

Stockholders' equity:
Preferred shares, $0.01 par value, 10,000,000 shares authorized, 18,620 issued and outstanding. Series A liquidation preference of $1,000, per share	18,620				18,620
Common stock, $.01 par value; 60,000,000 shares authorized, 29,403,272 shares issued and outstanding	294,033				294,033
Additional paid-in-capital	279,461,689				279,461,689
Note receivable from stockholders	(17,640,000)				(17,640,000)
Accumulated other comprehensive income	24,433				24,433
Accumulated distributions in addition to net loss	(50,280,192)		13,182,887		(37,097,305)
Total stockholder’s equity	211,878,583		13,182,887		225,061,470
Total Liabilities and Stockholders' Equity	$507,956,313		$19,671,298		$527,627,611

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2008

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the POAC Interest and the Mill Run Interest on January 1, 2007. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2008, and the financial information and notes thereto of the POAC interest for the nine months ended September 30, 2008 included elsewhere herein. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2007, nor does it purport to represent our future operations.

	Nine Months Ended September 30, 2008 as Reported (a)	Pro Forma Adjustments of Prior Acquisition (b)		Pro Forma Adjustments of POAC (c)			Pro Forma Nine Months Ended September 30, 2008

Real estate revenues	$29,978,082	$		$			$29,978,082

Expenses
Property operating expense	12,951,925						12,951,925
Real estate taxes	3,117,564						3,117,564
General and administrative	8,299,384		159,487		1,538,284	(d)	9,997,155
Depreciation and amortization	6,539,587						6,539,587
Total expenses	30,908,460		159,487		1,538,284		32,606,231

Operating loss	(930,378)		(159,487)		(1,538,284)		(2,628,149)

Other income	385,512						385,512
Interest income	3,528,156						3,528,156
Interest Expense	(10,473,022)						(10,473,022)
Loss from investments in unconsolidated affilated real estate entities	(2,236,511)		(577,072)		(10,210,603	)(e,f)	(13,024,186)
Loss on sale of marketable securities	(7,454)						(7,454)
Other than temporary impairment- marketable securities	(9,733,015)						(9,733,015)
Minority interest	322				286,824		287,146

Net loss	$(19,466,390)		$(736,559)		$(11,462,063	)(g)	$(31,665,012)

Basic and diluted loss per common share	$(0.97)						$(1.44)

Basic and diluted weighted average shares outstanding	20,058,683		1,960,000				22,018,683

See accompanying unaudited notes to pro forma consolidated financial statements.

Lightstone Value Plus Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Condensed Statement of Operations
For the Year Ended December 31, 2007

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired the POAC Interest, the Mill Run Interest, Multifamily Properties, a 49% interest in the Venture, and the Sealy Portfolio on January 1, 2007. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2007, and the financial information and notes thereto of the POAC interest for the year ended December 31, 2007 included elsewhere herein. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2007, nor does it purport to represent our future operations.

	For the Year ended December 31, 2007 as Reported (a)	Pro Forma Adjustments of Prior Acquisitions (b)	Pro Forma Adjustments of POAC (c)		Pro Forma Year Ended December 31, 2007

Rental revenues	$25,259,655	$11,865,753	$-		$37,125,408

Expenses
Property operating expenses	9,579,830	4,577,339			14,157,169
Real estate taxes	2,739,866	1,015,517			3,755,383
Property management fees		382,486			382,486
General and administrative	3,710,363	2,748,207	2,033,858	(d)	8,492,428
Depreciation and amortization	6,163,437	1,778,303			7,941,740
Total expenses	22,193,496	10,501,852	2,033,858		34,729,206

Operating income (loss)	3,066,159	1,363,901	(2,033,858)		2,396,202

Loss from investments in unconsoldiated affiliated real estate entities	(7,267,949)	(2,406,825)	(8,749,087	)(e,f)	(18,423,861)
Interest income	1,879,768	5,829			1,885,597
Other Income	1,162,040				1,162,040
Gain on sale of securities	1,301,949				1,301,949
Interest expense	(9,384,383)	(3,569,577)			(12,953,960)
Minority interest	26	(172)	392,527	(g)	392,381

Net income (loss)	$(9,242,390)	$(4,606,844)	$(10,390,418)		$(24,239,652)

Basic and diluted loss per common share	$(1.01)				$(1.84)

Basic and diluted weighted average shares outstanding	9,195,369	3,963,014			13,158,383

See accompanying unaudited notes to pro forma consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2008

(a)	Represents the Company’s historical financial position as of September 30, 2008.

(b)	Reflects pro forma adjustments for the acquisition of the POAC Interest as if the acquisition had occurred on September 30, 2008.

(c)	Pro forma adjustment reflects the addition of the investment in POAC as of September 30, 2008.

(d)
Pro forma adjustment reflects the transfer of the note receivable issued to AR Prime in June 2008 to minority interest to offset the value of the Operating Partnership Preferred Series A units issued as part of the acquisition of the POAC Interest.  These Preferred Series A units issued were pledged as collateral for the note receivable.

(e)
Reflects the pro forma adjustments to reflect the Operating Partnership Preferred Series A units and common units issued in exchange for the 25% interest in POAC.  The units had an aggregate value of $55,988,411.

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months ended September 30, 2008

(a)	Represents the Company’s historical operations for the nine months ended September 30, 2008.

(b)	Reflects pro forma adjustments for the acquisition of the Mill Run Interest on June 28, 2008 as if this acquisition had occurred on January 1, 2007.

(c)	Reflects the pro forma adjustments related to the acquisition of the POAC Interest as if the acquisition had occurred on January 1, 2007.

(d)	Reflects pro forma asset management fees. Our investment in the POAC Interest is managed by our advisor for an annual asset management fee of 0.55% of the asset book value.

(e)	To record the pro forma effect of our 25% equity in the losses of POAC in the amount of $(2,734,125) for the nine months ended September 30, 2008.

(f)
Reflects $7,476,478 of depreciation and amortization of the step up value of the investment in POAC’s real and personal property using the straight-line method over the estimated useful life of acquired assets.

(g)
Reflects the adjustment to the allocation of net loss to minority interests based upon the pro forma adjustments to the results of operations and the additional minority interest shares issued to acquire the interest in POAC.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2007

(a)	Represents our historical operations for the year ended December 31, 2007.

(b)
Reflects pro forma adjustments for the acquisition of  49% equity interest in the Venture on January 4, 2007, the Sealy Portfolio on February 1, 2007,  Properties on November 16, 2007, and the Mill Run Interest on June 28, 2008 as if each of these acquisitions had occurred on January 1, 2007.

(c)	Reflects the pro forma adjustments of the POAC Interest as if the acquisition had occurred on January 1, 2007.

(d)	Reflects pro forma asset management fee. Our investment in the POAC Interest is managed by our advisor for an annual asset management fee of 0.55% of the asset book value.

(e)	To record the pro forma effect of our 25% equity in the net income of POAC in the amount of $1,219,550 for the year ended December 31, 2007.

(f)
Reflects $9,968,637 of depreciation and amortization of the step up value of the investment in POAC’s real and personal property using the straight-line method over the estimated useful life of acquired assets.

(g)
Reflects the adjustment to the allocation of net loss to minority interests based upon the pro forma adjustments to the results of operations and the additional minority interest shares issued to acquire the interest in POAC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL
ESTATE INVESTMENT TRUST, INC.

Date: October 8, 2010	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)